UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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St. Mary Land & Exploration Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2009

Dear Stockholder:

        You are cordially invited to attend the 2009 annual meeting of stockholders, which is scheduled to be held in the Forum Conference Room of Wells Fargo Bank located at 1740 Broadway in Denver, Colorado, on Wednesday, May 20, 2009, at 3:00 p.m. local time.

        At the meeting, you and the other stockholders will vote on:

  •
  The election as directors of the seven persons named in the attached proxy statement;

  •
  The approval of the 2009 Amendments to the 2006 Equity Incentive Compensation Plan to increase the number of shares available for issuance under this plan and revise the fungible ratio to 1.43:1; and

  •
  The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

        You will also have the opportunity to hear reports on St. Mary's operations and to ask questions of general interest. You can find other, more specific information about the meeting in the accompanying proxy statement, and you can find detailed information about St. Mary in our 2008 Annual Report, which is available on our website www.stmaryland.com.

        Pursuant to Securities and Exchange Commission rules, we may now provide you with access to our proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this proxy statement and our 2008 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2008 Annual Report, and a form of proxy card. We may also choose to mail printed proxy materials to one or more stockholders.

        You may vote your shares by using the telephone or internet voting systems described on the Notice or the proxy card. If you received a printed copy of a proxy card by mail, you may submit your proxy card by completing and signing the proxy card and returning it promptly. This will ensure that your shares are represented at the meeting even if you cannot attend.

        Thank you for your cooperation by voting by telephone or the Internet, or returning your proxy card, as promptly as possible. We hope to see many of you at our meeting in Denver.

                      Very truly yours,

                      Anthony J. Best
                       CEO & President

St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 700
Denver, Colorado 80203

NOTICE OF ANNUAL STOCKHOLDERS' MEETING

on May 20, 2009

To All Stockholders:

        The 2009 annual meeting of the stockholders of St. Mary Land & Exploration Company is scheduled to be held in the Forum Conference Room of Wells Fargo Bank located at 1740 Broadway in Denver, Colorado, on Wednesday, May 20, 2009, at 3:00 p.m. local time. The purpose of the meeting is:

  1.
  To elect as directors the seven persons named in the attached proxy statement to serve during the next year;

  2.
  To approve the 2009 Amendments to the 2006 Equity Incentive Compensation Plan, to increase the number of shares available for issuance under this plan and revise the fungible ratio to 1.43:1;

  3.
  To ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm; and

  4.
  To transact any other business which may properly come before the meeting.

        Only stockholders of record at the close of business on March 23, 2009, may vote at this meeting.

        Please vote by using the telephone or internet voting systems described on the Notice of Internet Availability of Proxy Materials or the proxy card or, if this proxy statement and a proxy card were mailed to you, please sign, date, and return the proxy card in the enclosed envelope as soon as possible. Any stockholder may revoke its proxy at any time before the vote is taken at the meeting.

By Order of the Board of Directors St. Mary Land & Exploration Company

Karin M. Writer Assistant Secretary
Denver, Colorado March 27, 2009

Proxy Statement Table of Contents

St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 700
Denver, Colorado 80203
(303) 861-8140

PROXY STATEMENT

 General

        This proxy statement contains information about the 2009 annual meeting of stockholders of St. Mary Land & Exploration Company scheduled to be held in the Forum Conference Room of Wells Fargo Bank located at 1740 Broadway in Denver, Colorado, on Wednesday, May 20, 2009, at 3:00 p.m. local time. The St. Mary Board of Directors is using this proxy statement to solicit proxies for use at the annual meeting. In this proxy statement, "St. Mary", "the Company", we, and us refer to St. Mary Land & Exploration Company inclusive of its subsidiaries.

Purpose of the Annual Meeting

        At the Company's annual meeting, stockholders will vote on:

  •
  The election as directors of the seven persons named in this proxy statement to serve during the next year;

  •
  The approval of the 2009 Amendments to the 2006 Equity Incentive Compensation Plan to increase the number of shares available for issuance under this plan and revise the fungible ratio to 1.43:1;

  •
  The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm; and

  •
  To transact any other business that may properly come before the meeting.

        As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the items noted above.

Information about the Notice of Internet Availability of Proxy Materials

        The proxy materials, including this proxy statement, a proxy card or voting instruction card, and the Company's 2008 Annual Report, are being distributed and made available on or about April 7, 2009. In accordance with rules and regulations recently adopted by the Securities and Exchange Commission (the "SEC"), the Company is furnishing our proxy materials to our stockholders on the Internet. A Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed to the Company's stockholders on or about April 7, 2009. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request that the Company send them a printed set of the proxy materials by following the instructions in the Notice. The Notice will also provide instructions on how to vote your shares. The Company may also elect to mail printed proxy materials to one or more stockholders.

        The Notice will also provide instructions on how to inform the Company to send future proxy materials to you electronically by email or in printed form by mail. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email or printed form by mail will remain in effect until you terminate it. Choosing to receive future proxy materials by email will reduce the Company's printing and mailing costs.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2009: The proxy statement and 2008 Form 10-K of the Company are available at http://materials.proxyvote.com/792228.

 Stockholders Sharing the Same Address

        The Company has adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same address and last name and who do not participate in the electronic delivery of proxy materials will receive only one copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies the Company that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

        If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of our Notice, annual report or proxy statement, please submit a request to St. Mary's Corporate Secretary at 1776 Lincoln Street, Suite 700, Denver, CO 80203 or call (303) 861-8140, and we will promptly send you what you have requested. You can also contact the Corporate Secretary at the address and phone number above if you receive multiple copies of our proxy materials and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

Who Can Vote

        Only stockholders of record at the close of business on the record date of March 23, 2009, are entitled to receive notice of the annual meeting and to vote shares of St. Mary common stock held on that date. As of March 23, 2009, there were 62,390,975 shares of St. Mary common stock issued and outstanding, net of 176,987 shares held in treasury by the Company. Holders of St. Mary common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

How to Vote

        If your shares of St. Mary common stock are held by a broker, bank, or other nominee (in "street name"), you will receive information from them on how to instruct them to vote your shares.

        If you hold shares of St. Mary common stock in your own name (as a "stockholder of record"), you may give instructions on how your shares are to be voted by following the telephone or internet voting procedures described on the proxy card, or, if you received a printed copy of the proxy materials, by marking, signing, dating, and returning the enclosed proxy card in the accompanying postage paid envelope. The telephone and internet voting procedures are designed to ensure that proxies are handled properly under Delaware law. Votes cast in either of these two manners are authenticated by use of a personal identification number and allow stockholders to confirm that their instructions have been properly recorded.

        If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

        A proxy, when properly completed and not revoked, will be voted in accordance with its instructions. If no voting instructions on a particular matter are given on a properly submitted and unrevoked proxy, the shares represented by the proxy will be voted on that particular matter as follows:

  •
  FOR the election as directors of the seven nominees named in this proxy statement under the caption "Nominees for Election as Directors";

  •
  FOR the approval of the 2009 Amendments to the Equity Plan, as hereinafter defined, to increase the number of shares available for issuance under this plan and revise the fungible ratio to 1.43:1; and

  •
  FOR the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

Revoking a Proxy

        You may revoke a proxy before the vote is taken at the meeting by:

  •
  submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or internet voting procedures before the meeting;

  •
  by voting in person at the meeting; or

  •
  by filing a written revocation with St. Mary's Secretary (the "Secretary").

        Your attendance at the annual meeting will not automatically revoke your proxy.

Quorum

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding one third of the outstanding shares of common stock are present at the meeting in person or by proxy. Abstentions and broker non-votes count as present for establishing a quorum. A broker non-vote occurs on a matter when a broker is not permitted to vote on that matter without instruction from the beneficial owner of the shares and no instruction is given. Shares held by St. Mary in its treasury are not entitled to vote and do not count toward a quorum. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Voting Requirements

        Election of Directors—St. Mary's By-Laws (the "By-Laws") provide that the election of directors shall be decided by the vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Any shares present but not voted for approval, including withheld votes and broker non-votes, will have the same effect as if the shares were voted against approval.

        Approval of the 2009 Amendments to the Equity Plan, as hereinafter defined—Under New York Stock Exchange ("NYSE") rules and regulations promulgated under Section 162(m) of the Internal Revenue Code ("IRC"), the approval of the 2009 Amendments to the Equity Plan, as hereinafter defined, that will increase the number of shares available for issuance under this plan and modify the fungible ratio for stock issued under this plan requires the affirmative vote of a majority of the votes cast on this plan, and the NYSE rules require that the total votes cast represent over 50 percent of all shares entitled to vote. Abstentions and broker non-votes will have the effect of votes against approval of this plan.

        Ratification of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm —This ratification shall be decided by the vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Any shares present but not voted for approval, including withheld votes and broker non-votes, will have the same effect as if the shares were voted against approval.

Payment of Proxy Solicitation Costs

        St. Mary will pay all costs of soliciting proxies. St. Mary has retained The Altman Group, Inc. to assist in the solicitation of proxies for an estimated fee of $9,000 plus reimbursement of reasonable expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. In addition, St. Mary officers, directors, and employees may also solicit proxies in person, by telephone, or by other electronic means of communication. St. Mary will ask banks, brokers, other institutions, nominees, and fiduciaries to forward the proxy material to their principals and obtain authority to execute proxies.

ELECTION OF DIRECTORS

        All directors of the Company are elected annually. At this meeting, seven directors are to be elected to serve for one year or until their successors are elected and qualified. The Company's nominees for these directorships are identified below; all are currently serving in that capacity.

        The Company's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee ("NCG Committee") of the Board of Directors shall be responsible for identifying and recommending directors for nomination by the Board for election as members of the Board. The NCG Committee performed its evaluation and nominating functions during 2008 and early 2009. The NCG Committee selects each nominee based on the nominee's skills, achievements, and experience. As set forth in the Corporate Governance Guidelines, the Board as a whole should have broad and relevant experience in high level business policymaking and a commitment to representing the long term interests of the stockholders. The NCG Committee believes that each nominee should have experience in positions of responsibility and leadership, an understanding of the Company's business environment, and a reputation for integrity.

        The NCG Committee evaluates each potential nominee individually and in the context of the Board as a whole. The objective is to recommend individuals and a group that will effectively contribute to the long term success of the Company and represent stockholder interests. In determining whether to recommend a director for reelection, the NCG Committee also considers the director's past attendance at meetings and participation in and contributions to the Board activities.

        When seeking new director candidates, the NCG Committee solicits suggestions from incumbent directors, management, stockholders, and others. The NCG Committee has authority under its charter to retain a search firm for this purpose. If the NCG Committee believes a candidate would be a valuable addition to the Board of Directors, it recommends his or her candidacy to the Board of Directors.

        The NCG Committee will consider suggestions by stockholders of possible future nominees. No such suggestions were received during 2008. Stockholders may nominate persons for election to the Board in accordance with the By-Laws. Stockholder suggestions should be delivered on or before November 1st in any year before the next annual meeting. In addition, the By-Laws permit stockholders to nominate directors for election at an annual meeting, provided that advance written notice of the nomination containing the information required under the By-Laws is received by the Secretary not less than 75 days or more than 105 days before the first anniversary date of the immediately preceding annual meeting. Accordingly, proper notice of a stockholder nomination for director for the 2010 annual meeting must be received by St. Mary between February 4, 2010, and March 6, 2010. No stockholder nominations were received regarding the 2009 annual meeting.

        The proxies will be voted in favor of the nominees unless a contrary specification is made in the proxy. All nominees have consented to serve as directors of the Company if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the directors intend to vote in their discretion for a substitute who will be designated by the Board of Directors.

Recommendation of the Board of Directors

        The Board of Directors recommends voting "FOR" electing the nominees.

 NOMINEES FOR ELECTION AS DIRECTORS

        Biographical information as of February 15, 2009, including principal occupation and business experience during the last five years, of each nominee for director is set forth below.

Age	Director Since

Barbara M. Baumann is President of Cross Creek Energy Corporation, which provides consulting services for energy related companies. Ms. Baumann has held that position since July 2003. From 2001 to July 2003, Ms. Baumann was Executive Vice President of Associated Energy Managers LLC, an investment manager and general partner of a private equity energy fund specializing in oil and gas investments for institutional investors. From 1983 to 2001, Ms. Baumann was employed by BP Amoco and held a variety of financial and operational management positions, including Chief Financial Officer of an environmental remediation subsidiary, Vice President of the San Juan Business Unit, and the Commercial Operations Manager of the Western Business Unit. Ms. Baumann is also a director of UniSource Energy Corporation (NYSE: UNS), the parent company for Tucson Electric Power Company.

53	2002

Anthony J. Best is President and Chief Executive Officer of St. Mary. Mr. Best joined St. Mary in June 2006 as President and Chief Operating Officer. In December 2006, Mr. Best relinquished his position as Chief Operating Officer when Javan D. Ottoson was elected to that office. On February 23, 2007, Mr. Best was elected Chief Executive Officer of St. Mary when Mark Hellerstein retired from that position. Mr. Best was appointed to the Board concurrent with his appointment as Chief Executive Officer. From November 2005 to June 2006, Mr. Best was developing a business plan and attempting to raise capital for a start-up exploration and production entity. From 2003 to October 2005, Mr. Best was President and Chief Executive Officer of Pure Resources, Inc., an independent oil and natural gas exploration and production company that was a subsidiary of Unocal, where he managed all of Unocal's onshore U.S. assets. From 2000 to 2002, Mr. Best had an oil and gas consulting practice working with various energy firms. From 1979 to 2000, Mr. Best was with ARCO in a variety of positions, including serving as President—ARCO Permian, President—ARCO Latin America, Field Manager for Prudhoe Bay, and VP—External Affairs for ARCO Alaska.

59	2007

Larry W. Bickle is a retired private equity investor. From June 2005 through April 2007, he was Executive in Residence for Haddington Ventures, L.L.C., a private equity fund that invests in midstream energy companies and assets. Prior to that, Dr. Bickle was Managing Director of Haddington from June 1997 to 2005. From 1984 to 1997, Dr. Bickle was Chairman of the Board and Chief Executive Officer of TPC Corporation (formerly Tejas Power Corporation), a NYSE-listed gas storage, transportation, and marketing company that he founded. Dr. Bickle is also a director of UniSource Energy Corporation (NYSE: UNS), the parent company for Tucson Electric Power Company. He also serves as Non-Executive Chairman and is a member of the Board of Managers of Quantum Natural Gas Storage, LLC.

63	1995

William J. Gardiner is Vice President and Chief Financial Officer of King Ranch, Inc., a privately held ranching and agricultural company that owns the historic 825,000 acre "King Ranch" in south Texas. Mr. Gardiner has held that position since 1996. Before joining King Ranch in 1996, Mr. Gardiner served as Executive Vice President and Chief Financial Officer of CRSS, Inc., a NYSE-listed independent power producer. Mr. Gardiner was employed by CRSS for approximately 20 years. Mr. Gardiner was initially appointed as a director of St. Mary in connection with St. Mary's acquisition of King Ranch Energy, Inc. in 1999.

54	1999

Age	Director Since

Julio M. Quintana is the President, Chief Executive Officer, and a director of TESCO Corporation, a company that supplies oilfield drilling technology, oilfield services, and equipment. Mr. Quintana joined the St. Mary Board on July 7, 2006. Prior to his appointment to his current position at TESCO Corporation in September 2005, he had served as Executive Vice President and Chief Operating Officer at TESCO since September 2004. From 1999 to 2004, Mr. Quintana was employed at Schlumberger Limited, a global oilfield services company, as the VP—Integrated Project Management from 1999 to 2000, as the VP—Marketing for North and South America from 2001 to 2003, and as the VP—Exploitation for North and South America from 2003 to 2004. Mr. Quintana began his career at Unocal Corporation where he spent 20 years working in various engineering and leadership roles.

49	2006

John M. Seidl is Chairman of the Board and Chief Executive Officer of EnviroFuels, LLC, a privately held corporation that develops, manufactures, and markets technology that improves the performance and efficiency of internal combustion engines, boilers, and other engine designs. Mr. Seidl has held the Chairman position since January 2006 and the Chief Executive Officer position since October 2008. From July 2004 to January 2006, he served as Vice Chairman of EnviroFuels' advisory board. From June 2001 through December 2004, Mr. Seidl was Chief Program Officer, Environment, of the Gordon and Betty Moore Foundation, a private grant making foundation which seeks and funds higher education, scientific research, environmental, and San Francisco Bay Area projects. From September 1999 through June 2004, Mr. Seidl was Chairman of Language Line Services, a privately held provider of over the phone language interpretation and document translation services. Mr. Seidl's business career from 1978-1992 was in energy or energy related businesses.

70	1994

William D. Sullivan has been retired since August 2003 with the exception of a brief amount of time, from June 15, 2005, to August 5, 2005, when Mr. Sullivan served as President and Chief Executive Officer of Leor Energy LP, a privately held exploration and production company. Since February 2007, Mr. Sullivan has been serving as a director of Targa Resources GP LLC, which is the general partner of Targa Resources Partners LP, a natural gas limited partnership that was listed on NASDAQ in February 2007. Additionally, since March 2006, Mr. Sullivan has been serving as a director of Legacy Reserves GP, LLC, which is the general partner of Legacy Reserves LP, an oil and natural gas limited partnership that was listed on NASDAQ in January 2007. Mr. Sullivan has served as a director of Tetra Technologies, Inc. since August 2007. Mr. Sullivan worked for Anadarko Petroleum Corporation, an independent oil and natural gas exploration and production company, from 1981 to August 2003. From August 2001 to August 2003, Mr. Sullivan was Executive Vice President, Exploration and Production at Anadarko. Mr. Sullivan also served Anadarko as VP, Operations—International, Gulf of Mexico and Alaska in 2001, VP—International Operations from 1998 to 2000, and VP—Algeria from 1995 to 1998.

52	2004

OTHER MATTERS TO BE VOTED ON

Approval of Amendments to the 2006 Equity Incentive Compensation Plan

Overview

        Subject to stockholder approval, on March 26, 2009, St. Mary's Board of Directors approved amendments to the 2006 Equity Incentive Compensation Plan, which as part of these amendments has been renamed the Equity Incentive Compensation Plan (the "Equity Plan"). These amendments (the "2009 Amendments"), which are further explained below, are primarily to:

  •
  Increase the stated total number of shares of the Company's common stock authorized for issuance under the Equity Plan from 3,500,000 shares to 6,000,000 shares.

  •
  Change the fungible share counting provisions of the Equity Plan to provide that "full share awards" under the Equity Plan, which are awards other than stock options or stock appreciation rights, made after May 20, 2009, will be counted against the total share authorization limit as 1.43 shares for every one share issued.

        The Equity Plan provides for the issuance of restricted stock, restricted stock units ("RSUs"), nonqualified stock options ("NSOs"), incentive stock options ("ISOs"), stock appreciation rights ("SARs"), performance shares, performance units and stock based awards to key employees, consultants, and members of St. Mary's Board of Directors or any affiliate of St. Mary as equity based incentive compensation under the Equity Plan. The purpose of the Equity Plan is to promote the success and enhance the value of St. Mary by linking the personal interests of the participants to those of St. Mary's stockholders and by providing participants with an incentive for outstanding performance. The Equity Plan is further intended to provide flexibility to St. Mary in its ability to attract, motivate, and retain the services of participants upon whose judgment, interest, and special effort the success of St. Mary is substantially dependent. A copy of the Equity Plan, as amended and restated, is attached to this proxy statement as Annex A.

        If the stockholders do not approve the 2009 amendments, the Compensation Committee will consider other alternatives for compensation.

General Background of the Equity Plan

        The Equity Plan was originally adopted by St. Mary's Board of Directors on March 23, 2006, and approved by St. Mary's stockholders on May 17, 2006. The Equity Plan was subsequently amended and restated on March 28, 2008, and was approved by St. Mary's stockholders on May 21, 2008. Included in the amendments approved by the stockholders on May 21, 2008 was an increase in the stated total number of shares of common stock authorized for issuance under the Equity Plan from 2,000,000 shares to 3,500,000 shares.

        The Equity Plan serves as the successor equity incentive plan to the Company's prior Stock Option Plan, Incentive Stock Option Plan, Restricted Stock Plan, and Non-Employee Director Stock Compensation Plan (collectively, the "Predecessor Plans"), and no further grants have been made under the Predecessor Plans from and after the original effective date of the Equity Plan on May 17, 2006.

        The Equity Plan currently authorizes the issuance of a total of 3,500,000 shares of common stock, including remaining shares of common stock under the Predecessor Plans that have been transferred into the Equity Plan in accordance with its terms, and without taking into account the additional shares under the 2009 Amendments. As of March 23, 2009, there were 1,593,468 remaining shares of common stock available for grant under the Equity Plan.

        As of March 23, 2009, the Company had 62,390,975 shares of common stock outstanding, net of treasury shares. On that date, the Company had 1,494,208 stock options outstanding under the Equity Plan at a weighted average exercise price of $12.71 per share and a weighted average remaining term of 3.5 years. The Company also had 738,725 full value awards outstanding on that date in the form of RSUs and performance share awards ("PSAs"). On March 23, 2009, the closing price of St. Mary's common stock as reported on the NYSE was $15.08 per share.

Summary of 2009 Amendments

  Increase in Share Authorization

        Under the 2009 Amendments, if approved by the stockholders, the stated total number of shares of the Company's common stock authorized for issuance to participants pursuant to awards granted under the Plan will be 6,000,000 shares. The Equity Plan currently authorizes 3,500,000 shares of which 1,593,468 remain available for grant. Additional previously authorized and remaining shares under the Predecessor Plans will also remain available for issuance as provided in the Equity Plan document.

  Change in Share Counting Provisions for Full Share Awards

        The Equity Plan originally provided that (i) any shares of common stock issued in connection with a stock option or SAR will be counted against the total share authorization limit as one share of common stock for every one share of common stock issued, and (ii) any shares of common stock issued in connection with an award other than a stock option or SAR will be counted against the limit as two shares of common stock for every one share of common stock issued. Under the 2009 Amendments, if approved by the stockholders, clause (ii) of this provision will be changed so that each share of common stock issued in connection with an award after May 20, 2009, other than a stock option or SAR will be counted against the limit at a 1.43:1 ratio.

Reasons for 2009 Amendments

        Grants of equity compensation for 2005, 2006, and 2007 were for incentive compensation awards, non-employee director compensation, hire-on awards and other compensation related awards. Some of these grants of incentive equity awards under the Equity Plan were made following the end of these fiscal reporting years, for example, awards made in February 2008 related to the 2007 annual performance period. During 2007, 2006, and 2005 there were 248, 201, and 173 persons that received awards, respectively. The table below presents the awards granted under the Equity Plan on this accrual based manner. As explained in more detail below, last year the Company replaced its use of RSUs as the primary form of equity based incentive with the use of PSAs under the Company's new Long Term Incentive Program ("LTIP"), which also replaced the Company's prior use of new compensation pools under the cash based Net Profits Interest Bonus Plan (the "NPP"). As discussed in more detail under the "LTIP/PSA Framework" caption below, the 2008 PSA awards agreements provide that no actual shares of common stock will be issued in settlement of those PSAs until after the end of a three year performance period in August 2011. Thus, in order to transition from the use of RSUs to PSAs, the Company made a transitional grant of 265,373 RSUs on June 30, 2008 (the "Transitional RSUs"). The Transitional RSUs have a vesting and settlement schedule of one third on each of December 15, 2008, 2009, and 2010.

 EQUITY AWARD LEVELS PRIOR TO THE LTIP

	2008	2007		2006		2005
Incentive Awards Issued for the Performance Period	0	161,244	(1)	78,657	(2)	484,351	(3)
Non-Employee Director Share Awards	23,113	32,504		29,827		13,926
Hiring and Retention Equity Awards	22,286	23,977		28,500		0
Transitional RSUs	265,373	0		0		0

(1)
Represents awards made on February 28, 2008, related to the 2007 performance period.

(2)
Represents awards made on February 28, 2007, related to the 2006 performance period.

(3)
Represents awards made on February 28, 2006, related to the 2005 performance period.

        Based on the timing of these awards and the manner in which the fungible share counting provisions under the Equity Plan have functioned, this represents a reduction in the shares available for grant of 2,359,985 shares over the years 2005, 2006, 2007, and 2008. Until May 2006, equity awards were governed by the Predecessor Plans. Subsequent to that date, the terms of the Equity Plan have governed the grant of equity awards.

        Beginning in 2007, the Company replaced its use of new compensation pools under the NPP, a significant cash-based compensation plan, and RSUs with the LTIP, which utilizes PSAs. Historically, the NPP had incentivised and rewarded employees at St. Mary. However, the complexity of the program and the uncertain timing of payout, made it less attractive than more traditional equity plans to newly recruited and highly marketable employees. As a result, the Compensation Committee and the Board approved the termination of the NPP on a prospective basis in December 2007, and the 2007 NPP pool was the final NPP pool to be awarded.

        PSA plans are common among our peers and provide for target awards that are earned over a performance period. Currently, the LTIP utilizes a three year performance period. We believe the LTIP is a more transparent, more marketable, and more widely understood long term incentive compensation program. This results in the awards closely aligning employee interest with those of our stockholders, particularly since employees could potentially not receive any shares from an award if St. Mary's performance criteria are not met. The target awards, while made at the beginning of the performance measurement period, have a back-end weighted time vesting schedule and a total shareholder return ("TSR") measurement after the conclusion of the three year measurement period. At the conclusion of the three year measurement period, St. Mary's compounded TSR will be measured for the three year measurement period and then compared to the results of the compound TSR performance of a pre-established performance index consisting of similar companies. Depending on the results of the TSR measurements, the actual award made to participants will be between zero and two times the target award based on pre-established criteria. There is no market or performance condition that results in an early payout determination, other than a change of control. The LTIP and the associated cash bonus plan are widely utilized within the organization as a consistent plan for our employees and executives, ensuring that all eligible personnel are measured against the same performance conditions. In 2008, 285 persons were designated to participate in the LTIP and were granted a total of 465,751 PSAs under the Equity Plan, although the actual number of shares of common stock that may ultimately be issued in settlement of those PSAs after the end of the three year performance period will depend on the compound returns of St. Mary and its peer indices. St. Mary anticipates using a similar framework in 2009 under the Equity Plan.

        The Company is seeking an increase in the number of shares available for issuance under the Equity Plan because the LTIP is replacing the Company's use of the NPP and RSUs with the use of PSAs. The Company's previous use of the NPP, together with the issuance of RSUs, as its primary long term incentive compensation program required the issuance of fewer shares of Company stock because the NPP was a cash based incentive plan. Since no new compensation pools will be created under the NPP, equity has become the only component of the Company's long term incentive compensation framework going forward and accordingly it is anticipated that larger number of shares will be required.

        Additionally, the Company is seeking an increase in the authorized number of shares available for issuance because the PSAs under the LTIP are considered to be full share awards. Even though no actual shares will be issued in settlement of the PSAs unless the underlying performance criteria are met, the fact that under certain performance conditions the target awards have a potential two times multiplier requires that the Company contemplate the achievement of this scenario and ensure the availability of sufficient shares to meet the terms of the original target awards. Further, depending upon the year of the PSA grant, under the Equity Plan's fungible share counting provisions such PSA could count either two times or 1.43 times against the total share authorization limit under the plan. As an example, if an employee is granted a target PSA of 100 shares, this will count as 200 shares against the total share limit if the PSA grant is on or before May 20, 2009, or will count as 143 shares against the limit if the PSA grant is after May 20, 2009. Because there is the potential under the PSA framework to earn up to two times the target number of shares in the event that the Company's performance warrants, a total of 200 shares could be issued, which would count as 400 or 386 shares, respectively, against the share limit under the plan. The result is that more shares must be available for grant under the Equity Plan than the number of shares actually being issued as new shares pursuant to full value PSA awards.

        Prior to the 2009 Amendments, the total number of remaining shares of common stock authorized for grant under the Equity Plan as of March 23, 2009, which represents shares not subject to prior awards and includes shares transferred from under the Predecessor Plans, is 1,593,468. Accordingly, if the 2009 Amendments are approved by the stockholders, a total of 4,093,468 shares will be available under the Equity Plan to be used for future awards. This reflects a 2,500,000 share increase in the number of shares authorized under the Equity Plan. St. Mary's Board of Directors believes that this share increase is appropriate based on the fact that no future compensation pools will be established under the NPP, and that St. Mary intends to grant PSAs on an annual basis.

        The Equity Plan provides that, from and after May 21, 2008, the following shares will not become available again for issuance under the Equity Plan: (i) shares tendered as full or partial payment to St. Mary of an option price upon exercise of any options granted under the Equity Plan, (ii) shares reserved for issuance upon grants of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs, and (iii) shares withheld by St. Mary to satisfy a participant's tax withholding obligations with respect to any award granted under the Equity Plan. This modification of the share counting provisions resulting from amendments to the Equity Plan in 2008 to eliminate share recycling on a prospective basis was a factor in the Board of Director's determination that a 2,500,000 share increase in the number of shares authorized for grant under the Equity Plan is appropriate and in the best interests of St. Mary.

        The increase in the authorized shares submitted for stockholder approval is intended to ensure that St. Mary has a sufficient number of shares of common stock available under the Equity Plan to continue issuing incentive compensation awards in the form of the currently planned PSAs for the next year.

LTIP/PSA Framework

        As discussed above, St. Mary has replaced the creation of NPP pools and grants of RSUs under the Equity Plan with grants of PSAs under the Equity Plan in accordance with St. Mary's new LTIP. All employees that were eligible to receive RSUs or to participate in the NPP on the date of issuance are eligible to receive PSAs, including the named executive officers. Individual PSAs may vary depending on the circumstances, and are governed by award agreements between St. Mary and each PSA recipient and the terms and conditions of the Equity Plan. PSAs are also used for a small discretionary pool to recognize certain select employees that are not participants in St. Mary's LTIP. For a further discussion, please see "COMPENSATION DISCUSSION AND ANALYSIS—The Specific Elements of Compensation and How We Administer Them."

        All annual PSA grants under the LTIP are currently planned to be made with respect to LTIP plan performance years beginning on July 1st of each LTIP plan year (each, a "PSA Year"). The first PSA Year began on July 1, 2008. For the 2008 PSA Year, St. Mary's Board of Directors established an initial total pool value to be distributed to eligible participants and a grant date of August 1, 2008 for the PSAs, based on recommendations from the Compensation Committee. In determining the initial total pool value, St. Mary considered, among other factors, the fair value transfer ("FVT") of St. Mary's long term incentive compensation system compared to peer companies. FVT is defined as the percentage of a company's market capitalization that is potentially transferred to employees annually in the form of stock based awards and other forms of ownership in a company. After the total pool value for the PSA Year was determined, the pool value was converted into PSAs by dividing the total pool value by the average closing price per share of St. Mary common stock for a period of 20 trading days before the grant date. For each PSA Year in which awards are granted, the performance period for measuring St. Mary's performance will begin on July 1 of that year and end on June 30 of the third year following the grant date. The performance share allocation will be performed and awards of current PSA Year awards and settlement of previously awarded PSAs will occur shortly after the measurement period is concluded.

        Under the LTIP, there will be two determinations that will affect the number of shares of common stock that will actually be issued to employees in settlement of the PSAs. The first is a time vesting element and the second is a performance measure, which is measured only after the completion of the measurement period.

        PSAs under the LTIP currently vest over a three year period, with 1/7th vesting on the first anniversary of the grant date, 2/7th vesting on the second anniversary of the grant date, and 4/7th vesting on the third anniversary of the grant date. After the end of the three year performance period, the final multiplier for the respective PSA Year will be determined and applied to each participant's vested PSAs. The vested PSAs will then be settled in shares of St. Mary's common stock, and such shares will not be subject to any holding restrictions after settlement. If a participant terminates employment at any time during the vesting period, such participant will forfeit the remaining unvested performance shares awarded, except under certain circumstances involving retirement, death, disability, or a change of control that includes a termination or substantial change in such participant's employment with St. Mary, all as described in the Equity Plan and such participant's award agreement. Participants may be allowed to net share settle for the payment of income taxes associated with the settlement of the award.

        To the extent vested, the number of shares of St. Mary's common stock issued will vary from zero to two times the initial number of PSAs awarded, depending on St. Mary's business performance during the three year performance period. A key metric for measuring St. Mary's performance in connection with determining the value of PSAs will be based on the absolute measure of St. Mary's TSR and the relative measure of St. Mary's TSR against the TSR of pre-selected peer companies. The Compensation Committee will create, review, and approve annually, a performance share multiplier matrix for each PSA Year, which describes the relationship between St. Mary's TSR and its TSR compared to peer companies and includes the final share multiplier for each PSA Year.

        For the comparison of St. Mary's TSR with its peer companies with respect to PSAs granted for the 2008 PSA Year, St. Mary is using a custom index consisting of the constituents of the Oil & Gas Exploration & Production GIC Sub-Industry Group in the S&P SmallCap 600 Index and the S&P MidCap 400 Index, excluding St. Mary. The custom index is equal weighted, and is adjusted to include the dividend payments of the constituents of the custom index. The custom index is rebalanced on a quarterly basis, and is also rebalanced whenever there are additions and deletions to the S&P SmallCap 600 and the S&P MidCap 400 indices. Currently, the constituent companies in this custom index are: Petroquest Energy Inc., Stone Energy Corporation, Mariner Energy Inc., Quicksilver Resources Inc., Swift Energy Company, Denbury Resources Inc., Forest Oil Corp., Encore Acquisition Company, Newfield Exploration Company, Cimarex Energy Company, Petroleum Development Company, Plains Exploration & Production Company, and Penn Virginia Corporation.

        St. Mary's Board of Directors believes that grants of PSAs pursuant to the LTIP under the Equity Plan are in the best interests of St. Mary and will further encourage employees' interests to align with the long term interests of St. Mary's stockholders.

Reasons for Stockholder Approval of 2009 Amendments

        Under applicable NYSE rules, St. Mary must obtain stockholder approval of the 2009 Amendments to the Equity Plan. In addition, stockholder approval of the 2009 Amendments is necessary to allow St. Mary to ensure that compensation paid under the Equity Plan can be eligible for the "performance based compensation" exemption from the limits on tax deductibility imposed by Section 162(m) of the IRC and to permit St. Mary to issue ISOs in accordance with Section 422 of the IRC.

Summary of the Equity Plan

        The following is a summary of the principal features of the Equity Plan, which reflects the 2009 Amendments. The summary is qualified in its entirety by reference to the complete text of the Equity Plan document, as amended and restated, a copy of which is attached to this proxy statement as Annex A. In addition, St. Mary will furnish a copy of the Equity Plan document to any stockholder upon written request to the Secretary. The manner in which we expect the plan will operate is described above. The following summary describes the more broad underlying provisions of the plan.

  Types of Awards

        The Equity Plan permits the grant of restricted stock, RSUs, NSOs, ISOs, SARs, performance shares, performance units, and stock based awards.

  Administration

        The Compensation Committee of the Board of Directors of St. Mary, or any other duly authorized committee of the Board of Directors appointed by the Board of Directors, is responsible for administering the Equity Plan. The committee that administers the Equity Plan, referred to as the committee, shall be comprised of two or more members of the Board of Directors of St. Mary, and each member of the committee shall be a "non-employee director" as such term is defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, an "outside director" within the meaning of the regulations promulgated under Section 162(m) of the IRC and an "independent director" for purposes of the rules and regulations of the NYSE. Subject to the provisions of the Equity Plan, the committee shall have complete discretion in determining the nature, terms, conditions, and amounts of awards granted under the Equity Plan. In making such determinations, the committee may take into account the nature of services rendered by such employees, consultants, and members of the Board of Directors, their present and potential contributions to St. Mary, and such other factors as the committee in its discretion shall deem relevant.

  Shares Subject to the Equity Plan and Maximum Awards

        Subject to adjustment as described below, after the approval of the 2009 Amendments the total number of shares of the Company's common stock made available and reserved for issuance will be increased from 3,500,000 shares to 6,000,000 shares, plus any remaining shares available for issuance under the Predecessor Plans as provided in the Equity Plan document. Any shares issued in connection with an option or SAR will be counted against the total share authorization limit as one share for every one share issued. Any shares issued in connection with an award other than an option or SAR will be counted against the total share authorization limit as 1.43 shares for every one share issued. The maximum total number of shares that may be issued through NSOs is equal to the total share authorization. The maximum total number of shares that may be issued through ISOs is 3,500,000.

        Any awards that are not settled in shares will not be counted against the total share authorization limit. Any shares related to awards (or after May 17, 2006, awards granted or issued under the Predecessor Plans) which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (ii) are settled in cash either in lieu of shares or otherwise, or (iii) are exchanged with the committee's approval for awards not involving shares, will be available again for issuance under the Plan. Unless and until the committee determines that an award is not designed to qualify as performance based compensation under Section 162(m) of the IRC, the following limits apply to grants of awards to covered employees under Section 162(m):

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  Restricted Stock/RSUs.  The maximum total number of shares that may be granted in the form of restricted stock/RSUs in any one fiscal year to any one Participant is 100,000.

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  Options and SARS.  The maximum total number of shares that may be granted in the form of options or SARs in any one fiscal year to any one participant is 200,000.

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  Performance Shares/Performance Units.  The maximum total award of performance shares or performance units that a participant may receive in any one fiscal year is 200,000 shares, and the maximum value of performance units that a participant may receive with respect to awards in any one fiscal year is a value of $5,000,000 determined as of the date of vesting or payout, as applicable.

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  Stock Based Awards.  The maximum total grant with respect to stock based awards in any one fiscal year to any one participant is 200,000.

        The Equity Plan provides for appropriate adjustments to the number of shares available for awards in the event of a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary or special dividend, stock split, reverse stock split, or similar event or transaction involving the Company.

  Eligibility and Participation

        All current employees, consultants, and members of the Board of Directors of St. Mary or any affiliate of St. Mary are eligible to participate in the Equity Plan and be granted awards under the Equity Plan. Subject to the provisions of the Equity Plan, the committee may from time to time, in its sole discretion, select from among eligible employees, consultants, and members of the Board of Directors of St. Mary and of any affiliate of St. Mary those to whom awards shall be granted under the Equity Plan and shall determine in its discretion the nature, terms, conditions, and amount of each award.

  Duration

        Subject to the right of the committee or the Board of Directors to amend or terminate the Equity Plan at any time, the Equity Plan shall remain in effect, until the earlier of the tenth anniversary of the effective date of the Equity Plan, which occurred on May 17, 2006, or when all shares of common stock subject to the Equity Plan have been purchased or acquired according to the Equity Plan's provisions. Any previously granted awards under the Equity Plan that remain outstanding as of the date of expiration or other termination of the Equity Plan shall not be affected by such expiration or other termination and shall continue in effect in accordance with their respective terms.

  Restricted Stock and RSU Awards

        Restricted Stock Awards. Restricted stock may be issued for services rendered with any or no additional purchase price as shall be determined by the committee in its discretion and may be subject to certain restrictions and to a risk of forfeiture as set forth in the award agreement. A participant to whom shares of restricted stock are granted shall, upon issuance of a stock certificate for the shares issued, have all of the rights of ownership with respect to the shares subject to such restricted stock award, including the right to vote the same and receive any dividends paid thereon; subject however, to the terms, conditions, and restrictions contained in the Equity Plan and in the applicable award agreement.

        Restricted Stock Unit Awards. Each RSU awarded shall represent a right for one share of common stock to be delivered upon settlement of the award, which right shall be subject to a risk of forfeiture and cancellation and to the other terms and conditions set forth in the Equity Plan and the award agreement. An RSU award agreement may provide for cancellation of RSUs upon termination of the participant's employment or other relationship with St. Mary or nonperformance of specified performance goals or measures established by the committee. An RSU award agreement may also provide for vesting periods that require the passage of time and/or the occurrence of events in order for the RSUs to vest and become no longer subject to cancellation. RSUs shall not be credited with dividend equivalents unless specifically provided for in the applicable award agreement, and then only upon such terms and conditions as set forth in such award agreement. The committee, in its discretion, is free to specify terms and conditions other than those described above.

        Settlement of a RSU award shall be made in accordance with the terms and conditions of the applicable award agreement. A RSU award agreement may provide that settlement may be made solely through the issuance of shares of common stock or at the mutual election of the participant and St. Mary, in a combination of shares of common stock and cash. Upon the settlement of a RSU award, St. Mary shall deliver to the participant a certificate for the number of shares of common stock issued to the participant in settlement of the award.

  Stock Options

        Subject to the terms and provisions of the Equity Plan, ISOs and NSOs may be granted to participants in such number, upon such terms, and at such times as shall be determined by the committee. Notwithstanding the foregoing, no ISOs may be granted more than ten years after March 23, 2006. Each stock option granted to a participant shall expire at such time as the committee shall determine at the time of grant; provided however, no stock option shall be exercisable later than the tenth anniversary date of its grant. Stock options granted under the Equity Plan shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions as the committee shall in each instance approve, which need not be the same for each grant or for each participant.

        The stock option price for each grant of a stock option shall be determined by the committee and shall be specified in the award agreement. The stock option price may include a stock option price based on 100 percent of the fair market value of the shares of common stock on the date of grant, a stock option price that is set at a premium to the fair market value of the shares of common stock on the date of grant, or a stock option price that is indexed to the fair market value of the shares of common stock on the date of grant, with the index determined by the committee in its discretion. The stock option price for each stock option grant, whether issued as an ISO or an NSO, shall be not less than 100 percent of the fair market value of the underlying shares of common stock on the date of grant. Dividend equivalents are not permitted for stock options.

  SARs

        Subject to the terms and conditions of the Equity Plan, SARs may be granted to participants at any time and from time to time and upon such terms as shall be determined by the committee in its discretion. The committee may grant freestanding SARs, tandem SARs, or any combination of these forms of SARs. The grant price for each grant of a freestanding SAR shall be determined by the committee and shall be specified in the award agreement. The SAR grant price may include a grant price based on 100 percent of the fair market value of the underlying share on the date of grant or a grant price that is set at a premium to the fair market value of the underlying share on the date of grant. The SAR grant price shall not be less than the fair market value of the underlying share on the date of grant. The grant price of the tandem SARs shall be equal to the option price of the related option. A tandem SAR means a SAR that the committee specifies is granted in connection with a related stock option pursuant to the Equity Plan, the exercise of which shall require forfeiture of the right to purchase a share of common stock under the related stock option (and when a share of common stock is purchased under the stock option, the tandem SAR shall similarly be cancelled) or a SAR that is granted in tandem with a stock option but the exercise of such option does not cancel the SAR, but rather results in the exercise of the related SAR. Regardless of whether a stock option is granted coincident with a SAR, a SAR is not a tandem SAR unless so specified by the committee at time of grant. Dividend equivalents are not permitted for SARs.

  Performance Shares and Performance Units

        Subject to the terms and conditions of the Equity Plan, performance shares and performance units may be granted at any time and from time to time as shall be determined by the committee in its discretion. Each performance share and performance unit shall have an initial value established by the committee at the time of the grant. The committee shall in its discretion set performance criteria for a performance period that shall not be shorter than 12 months, which, depending on the extent to which the performance criteria are met, will determine, in the manner established by the committee and set forth in the applicable award agreement, the value and/or amount of each performance share or performance unit that will be paid to a participant.

        Subject to the Equity Plan and the applicable award agreement, after the applicable performance period has ended, the holder of performance shares or performance units shall be entitled to receive, to the extent that the performance shares or performance units have vested, if applicable, a payout of the value or amount of performance shares or performance units, determined as a function of the extent to which the corresponding performance criteria have been achieved. The committee in its discretion may require a participant to hold the shares or other property received pursuant to such an award for a specified period of time. Payment of earned performance shares and performance units shall be made in accordance with the terms and conditions of the applicable award agreement. A performance share or performance unit award agreement may provide that payment may be made, to the extent that the performance share or performance unit has vested and the performance criteria are met, solely through the issuance of shares earned upon the expiration of the applicable performance period. The participant may elect to satisfy the participant's tax withholding obligation with respect to the award by having St. Mary withhold shares or other property or by the participant surrendering shares or other property to the Company with a fair market value on or near the tax withholding date equal to the tax withholding obligation.

        Dividends and other distributions declared by St. Mary's Board of Directors and paid with respect to outstanding shares shall only be paid with respect to performance share and performance unit awards for shares that have been issued by St. Mary in payment of such awards to the extent that the awards have vested and upon the expiration of the applicable performance periods for the awards. Performance shares and performance units shall not be credited with dividend equivalents unless specifically provided for in the applicable award agreement and then only upon such terms and conditions as set forth in such award agreement.

  Stock Based Awards

        Subject to the terms and provisions of the Equity Plan, the committee, at any time and from time and time, may grant other types of equity based or equity related awards not otherwise described by the terms of the Equity Plan (including the grant or offer for sale of unrestricted shares of common stock) in such amounts and subject to such terms and conditions including, but not limited to, being subject to performance criteria or in satisfaction of such obligations. Such awards may entail the transfer of actual shares of common stock to participants or payment in cash or otherwise of amounts based on the value of shares of common stock.

  Performance Measures

        Notwithstanding any other terms of the Equity Plan, the vesting, monetization, or value (as determined by the committee) of each award other than a stock option or SAR that, at the time of grant, the committee intends to be performance based compensation to a covered employee shall be determined by the attainment of one or more performance goals as determined by the committee in conformity with Section 162(m) of the IRC. The committee shall specify in writing, by resolution or otherwise, the participants eligible to receive such an award (which may be expressed in terms of a class of individuals) and the performance goal(s) applicable to such awards within ninety (90) days after the commencement of the period to which the performance goal(s) relate(s) or such earlier time as required to comply with Section 162(m) of the IRC. No such award shall be payable unless the committee certifies in writing, by resolution or otherwise, that the performance goal(s) applicable to the award were satisfied. In no case may the committee increase the value of an award of performance based compensation above the maximum value determined under the performance formula by the attainment of the applicable performance goal(s), but the committee retains the discretion to reduce the value below such maximum. A general description of performance measures on which performance goals will be based is contained in the Equity Plan document attached to this proxy statement as Annex A.

  Tax Matters

        The following is a brief summary of advice received from counsel to St. Mary regarding the principle United States federal income tax consequences of benefits under the Equity Plan under present laws and regulations:

        ISOs.    The grant of an ISO will not result in any immediate tax consequences to St. Mary or the optionee. An optionee will not recognize taxable income and St. Mary will not be entitled to any deduction upon the timely exercise of an ISO, but the excess of the fair market value of the shares of common stock acquired over the stock option price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee does not dispose of the shares of common stock acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares of common stock will be treated as long term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will recognize ordinary taxable income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of common stock on the date of exercise over the option price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized. Upon such a disqualifying disposition, St. Mary will be entitled to a deduction in the same amount and at the same time as the optionee recognizes such ordinary taxable income.

        NSOs.    The grant of a NSO will not result in any immediate tax consequences to St. Mary or the optionee. Upon the exercise of a NSO, the optionee will recognize ordinary taxable income, and St. Mary will be entitled to a deduction, equal to the difference between the stock option price and the fair market value of the shares of common stock acquired at the time of exercise.

        SARs.    The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to St. Mary or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares of common stock received will constitute ordinary taxable income to the grantee. St. Mary will be entitled to a deduction in the same amount and at the same time.

        Restricted Stock.    A grantee normally will not recognize taxable income upon an award of restricted stock, and St. Mary will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock at that time, plus the amount of any dividends and interest thereon to which the grantee then becomes entitled. However, a grantee may elect to recognize ordinary taxable income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. St. Mary will be entitled to a deduction in the same amount and at the same time as the grantee recognizes income, subject to the limitations of Section 162(m) of the IRC.

        RSUs.    The grant of an RSU will not result in any immediate tax consequences to St. Mary or the grantee. Upon payment of a RSU, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock or cash received at that time. St. Mary will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the IRC.

        Performance Shares and Performance Units.    The grant of a performance share or performance unit will not result in any immediate tax consequences to St. Mary or the grantee. Upon payment of a performance share or performance unit, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock or cash received at that time. St. Mary will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the IRC.

        Payouts of Performance Compensation Awards.    The designation of an award of restricted stock, RSUs, performance shares, or performance units as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant. Such a designation will, however, enable such award or grant to qualify as performance based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m) of the IRC. Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award. The amount of the withholding will generally be determined with reference to the closing price of the shares of common stock as reported on the NYSE on the date of determination.

        Golden Parachute Tax and Section 280G of the IRC.    If an award is accelerated as a result of either (i) a change of control of St. Mary for awards granted prior to May 21, 2008, or (ii) a change of control of St. Mary and a termination of a participant's employment with St. Mary either by St. Mary without cause or by the participant for good reason within 30 months of the change of control for awards granted on or after May 21, 2008, all or a portion of the value of the award at that time may be a "parachute payment" under Section 280G of the IRC for certain employees and other individuals who perform services for St. Mary. Section 280G generally provides that if parachute payments equal or exceed three times an award holder's average W-2 compensation for the five tax years preceding the year of the change of control, St. Mary will not be permitted to claim its deduction with respect to any "excess parachute payments" made to the individual. An "excess parachute payment" generally is the portion of a parachute payment that exceeds such individual's historical average compensation. Section 280G of the IRC generally applies to employees or other individuals who perform services for St. Mary if within the 12 month period preceding the change of control the individual is an officer of St. Mary, a stockholder owning more than one percent of the stock of St. Mary, or a member of the group consisting of the lesser of the highest paid one percent of the employees of St. Mary or the highest paid 250 employees of St. Mary. A recipient of an excess parachute payment is subject to a 20 percent excise tax on such excess parachute payment under Section 4999 of the IRC.

        The discussion set forth above is intended only as a summary and does not purport to be a complete enunciation or analysis of all potential tax consequences relevant to recipients of awards under the Equity Plan. We have not undertaken to discuss the tax treatment of awards under the Equity Plan in connection with a merger, consolidation, or similar transaction. Such treatment will depend on the terms of the transaction and the method of dealing with the awards in connection therewith.

  Change of Control

        Accelerated Vesting and Payment Applicable to Awards Granted prior to May 21, 2008. Subject to the provisions of the Equity Plan or as otherwise provided in the award agreement, for awards granted prior to May 21, 2008, in the event of a change of control, unless otherwise specifically prohibited under law or by the rules and regulations of a national securities exchange:

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  Any period of restriction and other restrictions imposed on restricted stock or RSUs shall lapse, and RSUs shall be immediately payable;

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  Any and all stock options and SARs granted shall become immediately exercisable;

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  The target payout opportunities attainable under all outstanding awards of performance based restricted stock and performance based RSUs, performance shares, and performance units (including but not limited to awards intended to be performance based compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the change of control, and

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  The vesting of all awards denominated in shares of common stock shall be accelerated as of the effective date of the change of control, and shall be paid out to participants within 30 days following the effective date of the change of control; and

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  Awards denominated in cash shall be paid to participants in cash within 30 days following the effective date of the change of control.

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  Upon a change of control, unless otherwise specifically provided in a written agreement entered into between the participant and St. Mary or an affiliate of St. Mary, the committee shall immediately vest and pay out all other stock based awards as determined by the committee; and

  •
  The committee shall have the ability to unilaterally determine that all outstanding awards are cancelled upon a change of control, and the value of such awards, as determined by the committee in accordance with the terms of the Equity Plan and the award agreement, be paid out in cash in an amount based on the change of control price within a reasonable time subsequent to the change of control; provided, however, that no such payment shall be made on account of an ISO using a value higher than the fair market value on the date of settlement.

        Accelerated Vesting and Payment Applicable to Awards Granted on or after May 21, 2008. Subject to the provisions of the Equity Plan or as otherwise provided in the award agreement, for awards granted on or after May 21, 2008, and prior to change of control, in the event a change of control occurs and a participant's employment with the Company is terminated without cause or the participant terminates his or her employment for good reason within 30 months of the change of control (a "Change of Control Termination"), unless otherwise specifically prohibited under law or by the rules and regulations of a national securities exchange:

  •
  Any period of restriction and other restrictions imposed on restricted stock or RSUs shall lapse, and RSUs shall be immediately payable;

  •
  Any and all stock options and SARs granted shall become immediately exercisable;

  •
  The target payout opportunities attainable under all outstanding awards of performance based restricted stock and performance based RSUs, performance shares and performance units (including but not limited to awards intended to be performance based compensation) shall be deemed to have been fully earned based on measured performance as of the effective date of the change of control, and

  •
  The vesting of all awards denominated in shares of common stock shall be accelerated as of the effective date of the Change of Control Termination and shall be paid out to participants within 30 days following the effective date of the Change of Control Termination, and

  •
  Awards denominated in cash shall be paid to participants in cash within 30 days following the effective date of the Change of Control Termination;

  •
  Upon a Change of Control Termination, unless otherwise specifically provided in a written agreement entered into between the participant and St. Mary or an affiliate of St. Mary, the committee shall immediately vest and pay out all other stock based awards as determined by the committee; and

  •
  The committee shall have the ability to unilaterally determine that all outstanding awards are cancelled upon a Change of Control Termination, and the value of such awards, as determined by the committee in accordance with the terms of the Equity Plan and the award agreement, be paid out in cash in an amount determined by the committee in accordance with the terms of the Equity Plan and the award agreement, within a reasonable time subsequent to the Change of Control Termination; provided, however, that no such payment shall be made on account of an ISO using a value higher than the fair market value on the date of settlement.

        In the event that the existence of the foregoing provisions, even if a change of control and a Change of Control Termination do not occur, would result in an award to a covered employee designed to qualify as performance based compensation to not so qualify, the committee shall have the discretion to adopt for such award such provisions as shall satisfy the requirements of Section 162(m) of the IRC.

        Alternate Awards.    Subject to certain conditions set forth in the Equity Plan, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an award, cash settlement, or other payment shall occur with respect to any award if the committee reasonably determines in good faith prior to the occurrence of a change of control, that such award shall be honored, assumed, or new rights substituted therefore by any successor, all as described in the Equity Plan.

  Amendment, Modification, Suspension, and Termination

        The committee or Board of Directors of St. Mary may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Equity Plan in whole or in part; provided however, that:

  •
  Except in connection with a corporate transaction involving St. Mary (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the option price of outstanding options or the grant price of outstanding SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an option price or grant price that is less than the option price or grant price of the original options or SARs without stockholder approval.

  •
  No amendment or modification that would increase the total number of shares of common stock available for issuance under the Equity Plan or the total number of shares available for ISOs under the Equity Plan shall be effective unless approved by the stockholders of St. Mary.

  •
  To the extent necessary under any applicable law, regulation, or securities exchange or market requirement, no amendment shall be effective unless approved by the stockholders of St. Mary in accordance with applicable law, regulation, or securities exchange or market requirement.

  Adjustment of Awards

        The committee may make appropriate proportionate adjustments or substitutions in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting St. Mary or the financial statements of St. Mary or of changes in applicable laws, regulations, or accounting principles, whenever the committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Plan.

        Adjustments shall be made automatically, without the necessity of committee action, on the customary and appropriate arithmetical basis, in the case of any stock split, including a stock split affected by means of a stock dividend and in the case of any other dividend paid in shares of common stock. Adjustments shall be made in the discretion of the committee with respect to other corporate events or transactions.

  Securities Registration

        St. Mary has registered under the Securities Act of 1933 the issuance of previously authorized shares of common stock under the Equity Plan, and plans to register the issuance of the additional shares under the 2009 Amendments if approved by the stockholders. Accordingly, participants will be able to sell shares issued under the Equity Plan once any vesting and holding periods are satisfied, subject to other requirements of the Securities Act of 1933.

New Plan Benefits Table

        St. Mary cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees or directors under the Equity Plan. Such awards will be subject to limits as set forth in Section 4.1 of the Equity Plan document attached to this proxy statement as Annex A.

        The following table sets forth information as of December 31, 2008, with respect to awards granted in 2008 related to 2008 and subsequent performance under the Equity Plan to each of St. Mary's named executive officers, executive officers as a group, and all employees and consultants (excluding named executive officers and executive officers) as a group as well as stock granted in 2008 to non-executive directors as a group related to the service period from May 21, 2008, through May 20, 2009.

Equity Incentive Compensation Plan

Name and Position	Market Value of Shares or Units	Number of Restricted Stock Units Issued	Number of Performance Share Awards Issued	Number of Shares of Stock Issued
Anthony J. Best	$2,027,711	15,528	23,359	1,250
President, Chief Executive Officer and Director
A. Wade Pursell	$600,005	15,496	—	—
Executive Vice President and Chief Financial Officer(1)
Mark T. Solomon	$283,524	2,124	3,392	—
Controller and Former Acting Principal Financial Officer(2)
David W. Honeyfield	$—	—	—	—
former Senior Vice President—Chief Financial Officer and Secretary(3)
Milam Randolph Pharo	$437,180	3,376	5,079	—
Senior Vice President and General Counsel
Garry A. Wilkening,	$—	—	—	—
Former Vice President—Human Resources and Administration(4)
Paul M. Veatch,	$516,776	3,629	6,546	—
Vice President—Senior Vice President and Regional Manager
David J. Whitcomb,	$317,510	2,401	3,765	—
Vice President—Marketing
Executive Officers as a Group, as of December 31, 2008 (14 persons)	$7,813,964	69,556	85,886	1,250
Non-Executive Directors as a Group, as of December 31, 2008 (eight persons)	$1,016,909	—	—	23,113
All Employees and Consultants (excluding named executive officers and other executive officers) as a Group, as of December 31, 2008 (268 persons)	$30,035,252	211,313	379,865	—

(1)
Mr. Pursell was appointed as Executive Vice President and Chief Financial Officer effective September 8, 2008.

(2)
Mr. Solomon served as Acting Principal Financial Officer from April 30, 2008 to September 8, 2008.

(3)
Mr. Honeyfield resigned from his position as Senior Vice President—Chief Financial Officer and Secretary of St. Mary effective March 21, 2008.

(4)
Mr. Wilkening resigned from his position as Vice President—Human Resources and Administration effective July 1, 2008.

Disclosure with Respect to Equity Compensation Plans

        For a table providing information as of December 31, 2008, concerning equity awards granted under St. Mary's Equity Plan and Employee Stock Purchase Plan ("ESPP"), please see the "Equity Compensation Plans" section of this proxy statement.

Recommendation of the Board of Directors

        Since the Board of Directors believes that the 2009 Amendments to the Equity Plan will help attract, retain, and further motivate employees, consultants, and directors and enhance stockholder value, the Board of Directors recommends voting "FOR" the approval of the 2009 Amendments to the Equity Plan.

Ratification of the Appointment by the Audit Committee of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for 2009

        St. Mary's stockholders are being asked to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2009. Deloitte & Touche has served as the Company's independent registered public accounting firm since 2001, and the Audit Committee plans to engage Deloitte & Touche to perform the audit of St. Mary's financial statements as of and for the year ending December 31, 2009.

        The Audit Committee is solely responsible for selecting the Company's independent auditors. Although stockholder ratification of the appointment of Deloitte & Touche is not required by law or the Company's organizational documents, the Board of Directors has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will consider whether to engage another independent registered public accounting firm.

Recommendation of the Board of Directors

        The Board of Directors recommends voting "FOR" the ratification of the appointment by the Audit Committee of Deloitte & Touche as the Company's independent registered public accounting firm for 2009.

CORPORATE GOVERNANCE

Board of Directors

        The Board of Directors is comprised of a majority of independent directors. The Board of Directors has determined that the following directors are independent and do not have any material relationship with the Company other than as a director and stockholder of the Company: Barbara M. Baumann, Larry W. Bickle, William J. Gardiner, Julio M. Quintana, John M. Seidl, and William D. Sullivan. In its conclusions as to the independence of these directors, the Board of Directors considered past employment, remuneration, and any relationship with the Company. In making its determination as to the independence of its members, the Board considered the independence tests described in Section 303A.02 of the Corporate Governance Standards of the NYSE's Listed Company Manual. In making its determination as to the independence of Barbara M. Baumann, the Board considered the following relationship in addition to those described above: (1) Ms. Baumann is the wife of Frederick Baumann, a partner in the law firm of Rothgerber Johnson & Lyons LLP ("RJ&L"); (2) RJ&L provides legal services to St. Mary on a limited basis; (3) these services pertain to real estate matters, primarily in the area of office leases; (4) Mr. Baumann does not provide any of such services; and

(5) in 2008, the fees billed by RJ&L to St. Mary were approximately $23,000 . The Board has determined that Ms. Baumann's relationship to RJ&L does not impair her independence.

        The Audit Committee, the Compensation Committee, and the NCG Committee are each comprised solely of independent directors. The written charters for all three independent committees are available on the Company's website at www.stmaryland.com. Also available on the website are the Company's Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Executive Committee Charter. The committee charters, the Corporate Governance Guidelines, and the Code of Business Conduct and Ethics, which applies to all employees, officers, and members of the Board of Directors of the Company, will be furnished in print to any stockholder who requests them.

Presiding Director at the Nonmanagement Directors' Executive Sessions

        All independent directors meet in executive session immediately before each regularly scheduled meeting of the Board of Directors or as deemed necessary. Mr. Seidl has presided at these executive sessions.

Communication with the Directors of the Company

        The Board of Directors welcomes questions or comments about the Company and its operations. Those interested may contact the Board of Directors as a whole, non-management directors, or any one or more specified individual directors by sending a letter to the intended recipients' attention in care of St. Mary Land & Exploration Company, Corporate Secretary, 1776 Lincoln Street, Suite 700, Denver, CO 80203. All such communications other than commercial advertisements will be forwarded to the appropriate director or directors for review.

BOARD AND COMMITTEE MEETINGS

        The full Board of Directors met 11 times during 2008. Each director participated in at least ten of the Board meetings and at least 89 percent of the committee meetings held during the director's tenure on the Board and its committees with the exception of the NCG Committee meetings. The NCG Committee met two times during 2008. Mr. Seidl recused himself from one meeting to avoid a conflict of interest, and Mr. Sullivan was not able to attend one of the meetings.

        It is the Company's policy that each director is expected to attend the Annual Meeting of Stockholders. Each director attended the 2008 Annual Meeting of Stockholders.

        The Board has an Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and an Executive Committee. The Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee are each comprised solely of independent directors.

        Each of the committees and the entire Board separately evaluated their respective performance for the year 2008. The performance evaluation process was supervised by and reviewed by the NCG Committee and discussed amongst and approved by the full Board.

        The following table sets forth the members of each committee, as of December 31, 2008, and the number of meetings held in 2008.

Name of Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Executive Committee
Barbara M. Baumann			X*	X
Larry W. Bickle		X	X
Anthony J. Best				X
William J. Gardiner	X*			X
Mark A. Hellerstein				X*
Julio M. Quintana	X
John M. Seidl	X	X*
William D. Sullivan		X	X
Number of Meetings in 2008	9	2	7	2

    *
    Chairperson

        The Audit Committee assists the Board in fulfilling its oversight responsibilities for the Company's financial reporting by the Company. Audit Committee members are prohibited from serving on more than three audit committees of public companies. The Audit Committee is solely responsible for the engagement and discharge of independent auditors and reviews the quarterly and annual financial results. The Audit Committee reviews the audit plan and the results of the audit with the independent auditors and reviews the independence of the auditors, the range of audit fees, the scope and adequacy of St. Mary's system of internal accounting controls, and the Company's risk management policies. The Audit Committee also has oversight responsibility for the internal audit function of the Company. The Audit Committee is currently composed of three directors, each of whom is independent as defined by the NYSE listing standards. See the Audit Committee Report contained in this proxy statement. While all of the Audit Committee members are considered financially literate, the Board of Directors has determined that two of the three members of the current Audit Committee, William J. Gardiner and John M. Seidl, are audit committee financial experts as the term is defined by the SEC.

        The NCG Committee's primary function is to nominate the individuals to be elected to the Board of Directors and to oversee all corporate governance policies of the Board of Directors. For additional information on the functions performed by the NCG Committee, see the "Election of Directors" section of this proxy statement.

        The Compensation Committee's primary function is to oversee the administration of the Company's employee benefit plans and to establish the Company's compensation policies. The Compensation Committee recommends to the Board the compensation arrangements for senior management and directors, adoption of compensation plans in which officers and directors are eligible to participate, and the granting of equity based compensation or other benefits under compensation plans. The "Compensation Discussion and Analysis" describes these responsibilities and the manner in which they are discharged.

        The Executive Committee has the authority to act on behalf of the Board of Directors and the Company with respect to matters as to which it has been authorized to act by the Board of Directors, provided that such matters are not in conflict with the Certificate of Incorporation or By-Laws of the Company or applicable laws, regulations, or rules or the listing standards of the NYSE.

        There are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

 DIRECTOR COMPENSATION

        Employee directors do not receive additional compensation for serving on the Board of Directors or any committee.

        The fiscal service period for directors is the period from one annual meeting to the next. For the last fiscal year the period was from May 22, 2008, through May 20, 2009. For this period, target base compensation for each member of the Board of Directors was set at $160,000 annually, plus committee and attendance fees. Primary director compensation is in the form of stock grants.

        The stock compensation for non-employee directors is as follows:

  •
  Stock with a market value on the date of director election of $160,000, which resulted in a grant to each non-employee director elected by the stockholders on May 21, 2008, of 3,134 shares of St. Mary common stock. These shares were issued under the Equity Plan. The shares are generally considered to be earned over the director's annual service period. However, shares issued to a director who thereafter resigns from the Board before completing the annual service period but after completing at least five years of service to the Company are treated as fully vested. All shares carry a transfer restriction imposed by St. Mary which expires two years after the date of issuance of the shares. The compensation expense recorded in the Company's financial statements is the fair value of the share grant as calculated under the valuation provisions required by Statement of Financial Accounting Standards No. 123(R)—"Share Based Payment" ("SFAS No. 123(R)").

        The cash component of the director compensation for non-employee directors is as follows:

  •
  Payment of $750 for each Board meeting attended.

  •
  Payment of $600 for each committee meeting attended in person and $375 for each telephonic committee meeting.

  •
  Reimbursement for expenses incurred in attending Board and committee meetings.

        The committee chairs receive the following cash payments in recognition of the additional workload of their respective committee assignments. These amounts are paid concurrent with the beginning of the annual service period.

  •
  Audit Committee—$15,000

  •
  Compensation Committee—$10,000

  •
  Nominating and Corporate Governance Committee—$5,000

        Mr. Hellerstein was paid a retainer for his service as Non-Executive Chairman of the Board of $60,000 for the 2008-2009 director service period. The retainer was paid in the form of stock on May 21, 2008, which resulted in a grant of 1,175 shares of St. Mary common stock. The retainer was supplemental to his basic non-employee director compensation.

        The directors are eligible to participate in St. Mary's health, pharmacy, dental, and vision insurance programs. Directors are charged a premium that is equal to the COBRA rates associated with the Company's plan. The ability to participate in this plan is considered non-compensatory.

        The following table sets forth the annual and long term compensation received during 2008 by the non-employee directors of St. Mary. The amounts presented represent the fair value of compensation expense that has been recorded by the Company in 2008. The stock based component of the compensation has been recorded based on the valuation provisions required by SFAS No. 123(R). Cash based compensation is recorded based on the monetary amount paid to the individual director.

 2008 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Barbara M. Baumann	$24,325	$135,032	$—	$—	$—	$—	$159,357
Larry W. Bickle	$12,975	$135,032	$—	$—	$—	$—	$148,007
William J. Gardiner	$28,500	$135,032	$—	$—	$—	$—	$163,532
Mark A. Hellerstein(5)	$9,600	$215,504	$—	$—	$—	$—	$225,104
Julio M. Quintana	$12,525	$142,656	$—	$—	$—	$—	$155,181
John M. Seidl	$17,750	$135,032	$—	$—	$—	$—	$152,782
William D. Sullivan	$12,225	$142,656	$—	$—	$—	$—	$154,881

(1)
Each of the non-employee directors was issued 3,134 shares of St. Mary common stock upon such director's election to the Board on May 21, 2008. Mr. Hellerstein was issued an additional 1,175 shares of St. Mary common stock on May 21, 2008, for serving as the Non-Executive Chairman of the Board. These stock awards are for the period from May 22, 2008, through May 20, 2009. The shares are generally considered to be earned over the director's annual service period and fully vested on May 20, 2009. The shares also carry a transfer restriction imposed by St. Mary which expires two years after the date of issuance of the shares. The value of the stock awards represents the amount of compensation expense recognized in the Company's financial statements for 2008, based on the fair value of the stock awards. A discussion of the assumptions made in determining the fair value of these awards under SFAS No. 123(R) may be found in Note 1 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008. A director's stock awards become fully vested upon resignation if the director has served as a member of the Board for at least five years prior to the date of resignation. Under SFAS No. 123(R), a stock award is considered vested for expense attribution purposes when a director's retention of the award is no longer contingent on providing subsequent service. Consequently, St. Mary recognizes full compensation expense on the grant date for awards granted to directors with at least five years of Board service. For directors with less than five years of Board service, St. Mary recognizes compensation expense spread over the period from the grant date until the earlier of the five-year Board service date or the completion of the annual service period to which the award relates. In 2008, all of the non-employee directors, except Messrs. Quintana and Sullivan, had at least five years of Board service.

(2)
The grant date fair value of each share expensed during fiscal 2008 is set forth in the following table and is computed in accordance with SFAS No. 123(R), based on the closing stock price on the grant date. There were no forfeitures by the directors during fiscal 2008.

Grant Date	Shares	Value	Directors Who Received
5/22/08	3,134	$135,032	Baumann, Bickle, Gardiner, Seidl
5/22/08	4,309	$194,237	Hellerstein
5/22/08	3,134	$141,272	Quintana, Sullivan
5/16/07	4,382	$144,964	Baumann, Bickle, Gardiner, Seidl, Quintana, and Sullivan
7/02/07	6,212	$207,033	Hellerstein
(3)
As of December 31, 2008, the non-employee directors held the following number of stock awards (which consist of unvested stock and RSUs): Ms. Baumann—3,918, Mr. Bickle—3,918, Mr. Gardiner—3,918, Mr. Hellerstein—4,309, Mr. Quintana—3,134, Mr. Seidl—3,918, and Mr. Sullivan—3,918. RSUs are not credited with dividend equivalents and do not pay or accrue dividends until such time as the underlying shares are issued.

(4)
For the year ended December 31, 2008, no stock options have been issued to directors nor have any stock options been issued to the directors since December 2004. As of December 31, 2008, the non-employee directors held the following number of stock options: Ms. Baumann—47,666, Mr. Bickle—48,566, Mr. Gardiner—47,670 and Mr. Sullivan—9,772. All such options are exercisable. Mr. Hellerstein, Mr. Quintana, and Mr. Seidl do not hold any outstanding stock options. The options described above are cumulative unexercised options granted to the directors over their years of service to the Company.

(5)
Mr. Hellerstein's total does not include $6,172,098 paid to him in 2008 for vested participation interests under the NPP as a result of his prior service as an executive officer of the Company before his retirement as Chief Executive Officer on February 23, 2007. For additional information about the NPP payments to Mr. Hellerstein, see "Certain Relationships and Related Transactions." It also does not include $6,719 and $1,100 in office lease costs and parking space rental, respectively, paid by the Company for Mr. Hellerstein's use during the transition period following his retirement. Payment of these office lease and parking expenses ceased on May 31, 2008.

OTHER REPORTABLE ITEMS RELATED TO PAYMENTS MADE BY THE
COMPANY ASSOCIATED WITH SERVICE OF A DIRECTOR

        There are no other reportable items related to payments made by the Company associated with service of a director.

COMPENSATION DISCUSSION AND ANALYSIS

Authority and framework for the Compensation Committee.

        Executive compensation at St. Mary is determined by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised of three independent directors and operates under the framework of a formal charter. This charter is available for review on the St. Mary website. Members of the Compensation Committee are appointed by the Board of Directors for, among other things, the purposes of:

  •
  Overseeing the administration of the Company's employee compensation and benefit plans;

  •
  Establishing the Company's compensation policies;

  •
  Reviewing and approving the Company's general compensation strategy and objectives;

  •
  Annually reviewing the performance and compensation of the Chief Executive Officer;

  •
  Reviewing and approving recommendations to the Board for base compensation for the executive officers of the Company; and

  •
  Reviewing and approving recommendations for employee's annual cash bonus and stock compensation awards.

        The Compensation Committee has authority to retain, at the Company's expense, consultants, advisors, and counsel as deemed appropriate in its sole discretion, to fulfill its responsibilities and duties. The Compensation Committee has sole authority to retain and terminate any compensation consultant to be used in the evaluation of chief executive officer or senior executive compensation and has the sole authority to approve the consultant's fees and other retention terms for such services. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting, or other advisors as it deems necessary.

Objectives of the Company's Compensation Programs.

        The Company designs its compensation programs with the objectives of attracting, retaining, and motivating talented management and staff personnel at a reasonable cost and in a manner that aligns employee performance incentives with the long-term interests of stockholders. The Compensation Committee believes it has structured the compensation plans to encourage management to obtain superior returns for St. Mary's stockholders and to promote the preservation and growth of the Company's income-producing oil and natural gas assets. The majority of the value in the executive compensation plan design is incentive based and is driven by metrics that contribute to net asset value per share growth, which the Compensation Committee believes relates directly to stockholder returns.

        St. Mary's compensation framework is designed to take into consideration certain performance factors, and based upon these factors, reward behavior that achieves the Company's objectives stated above and that ultimately increases share value. These individual performance factors for executive officers include:

  •
  The executive's contributions to the development and execution of the Company's business plan and strategies;

  •
  The performance of the executive's department or region;

  •
  Operational performance with respect to production, reserves, operating and finding costs, drilling results, environmental, health and safety, as well as asset and resource play acquisitions;

  •
  Financial performance with respect to cash flows, net income, cost of capital, general and administrative expenses;

  •
  Stock price performance;

  •
  Level of responsibility; and

  •
  Leadership ability, demonstrated commitment to the organization, motivational skills, attitude, and work ethic.

        In designing the compensation framework, the Compensation Committee endeavored to align management's interests with the long-term interests of stockholders. While the Company's incentive compensation framework changed for 2008, its overall objectives remained the same. The key performance measures for the short term incentive plan (the "STIP") are cash flow, investment performance, and reserve growth. For the LTIP the key performance measures are absolute compound TSR as well as the Company's relative performance versus the compound TSR of an index of peers. The Compensation Committee maintains the ability to use business judgment and appropriate discretion in the application of the criteria for structuring, evaluating, and setting executive compensation. Although there are established criteria in place, the Compensation Committee evaluates the results of the annual incentive compensation performance metrics against other business factors with the intent of making appropriate compensation decisions that are reflective of the overall business environment and contributions of the executive. In essence, the established criteria are used as objective measurement tools, to which subjective consideration is applied.

        We intend for our compensation plans to provide a level of compensation to an individual executive that is competitive with compensation provided by exploration and production companies performing at a level similar to St. Mary. Periodically, the Compensation Committee uses the services of third party compensation consultants to assess the overall executive compensation program. During 2007, the Compensation Committee retained Frederic W. Cook & Co. to formally review the Company's executive compensation program, and the Company used these reviews in its evaluation and development of the 2008 compensation program. During 2008, the Compensation Committee periodically consulted with Frederic W. Cook & Co. regarding design features of the STIP and LTIP, peer comparison for executive pay and various other compensation issues. As part of executive compensation reviews, the Compensation Committee compares St. Mary's compensation against survey data provided by a reputable third party, Effective Compensation, Incorporated's ("ECI") 2008 Oil & Gas Exploration and Production ("E&P") Industry Compensation Survey. Additionally, the Compensation Committee evaluates data from a select group of peer companies, as listed below. These peer companies are intended to represent companies of comparable size and performance in our industry sub-segment. The selection of the peer group is important, and the ability to measure the resulting return to stockholders is an integral part of the peer group selection criteria, as is the fact that this peer group is in large part the competition base for recruiting and retaining qualified management and other employees. We believe that total executive compensation should reflect the relative performance of the Company as compared to its peer group.

The Specific Elements of Compensation and How We Administer Them

        The chart below lists each element of St. Mary's compensation program, its objective and key features:

Compensation Element	Objective	Key Features
Base Salary	Provide a fixed level of cash compensation determined by performance against established annual goals	Targets 50th percentile of survey and peer group for employees meeting all performance expectations
STIP	Provide a cash award based upon annual regional performance, and annual Company financial performance as well as individual performance	Potential cash-based compensation with ultimate award dependent upon Company's annual performance in key metrics
LTIP	Align management interests with those of stockholders, encourage retention, and reward long term company performance	Potential equity-based compensation with ultimate award dependent upon Company's long term performance in total share return and performance relative to a peer group
BENEFITS	Attract and retain highly qualified employees	Complete offerings of health, welfare, and defined plans

        The following is a more detailed analysis of the elements of St. Mary's executive compensation system:

  •
  Base Salary—Base salary is intended to provide a foundation of executive compensation that recognizes the level of responsibility and authority of each individual executive and compensates for day to day performance. When determining executive base salary and executive total compensation, the Company targets base salary and total compensation at approximately the 50th percentile of survey and peer group data. The Company targets the 50th percentile for base salary because management and the Compensation Committee believe that this target enables the Company to attract and retain talented executives. Combined with our incentive compensation programs, St. Mary offers executives the opportunity to earn greater total compensation than that of our comparably performing peers when the Company's goals and objectives are achieved. Base salary is the foundation for the other elements of our incentive compensation programs. Generally, the Chief Executive Officer makes recommendations to the Compensation Committee for the executive management team, excluding himself. The Compensation Committee then reviews these recommendations together with the reasons underlying the recommendations. Base salaries for 2008 and 2007 were determined at the end of 2007 and 2006, respectively. The Company used data from ECI's 2007 and 2006 Oil and Gas E&P Industry Compensation Surveys together with peer group data based on publicly available salary information that included the following companies: Cabot Oil and Gas Corporation, Cimarex Energy Co., Comstock Resources, Inc., Denbury Resources, Inc., Encore Acquisition Company, Forest Oil Corporation, Newfield Exploration Company, Penn Virginia Corporation, Petrohawk Energy Corporation, Quicksilver Resources Inc., Range Resources Corporation, Swift Energy Company, Unit Corporation, and Whiting Petroleum Corporation. These peer companies were selected because they are U.S. publicly traded companies in the oil and gas exploration and production industry with similar market capitalization and total stockholder return performance to our own over three and five year periods and who compete against us for talented employees. The selection of the peer companies involves subjective analysis by the Compensation Committee to account for similarities and differences in areas of operations. In determining executive salaries, the Compensation Committee compares salaries of peer executives with similar responsibilities, along with the data described above. The 2008 base salary analysis included the salary survey information described above, along with recommendations of Frederic W. Cook & Co. In 2008, the following named executive officers received the following salary adjustments effective upon the following dates:

Name	Effective Date	Salary
Milam Randolph Pharo	January 1, 2008	$214,000
	August 11, 2008	$230,000
David J. Whitcomb	January 1, 2008	$164,000
	August 11, 2008	$172,500
Mark T. Solomon	January 1, 2008	$145,000
	December 28, 2008	$151,525

    In previous years, the Compensation Committee reviewed executive base salary at the end of the calendar year and made adjustments for the upcoming year's executive base salary at that time. In 2008, the Compensation Committee determined that it would be beneficial to change the schedule for review and adjustment of executive base salaries so that the review process occurred during March and adjustments became effective April 1st, placing executives on an April 1st to March 31st compensation year. This new timeline permits the Compensation Committee to review the performance results from the prior year, including reserves, in its analysis of executive base salary adjustment. In the transition year, 2009, the Compensation Committee set executive salaries in March 2009 effective December 28, 2008. These salary adjustments will reflect a 2009 pay date, and the percentage increases for the named executive officers are as follows: Anthony J. Best—8.0 percent; A. Wade Pursell—2.0 percent: Milam Randolph Pharo—4.0 percent; Paul M. Veatch—3.59 percent; and Dave J. Whitcomb—4.64 percent.

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  Incentive Compensation—For 2008, the Company established a new incentive compensation framework that included an STIP and an LTIP. The new framework is intended to retain the Company's key compensation objective of rewarding performance that increases net asset value per share while measuring such performance through more visible metrics.

    Described below are further specifics of the Company's STIP and LTIP programs:

    •
    STIP.    Beginning in 2008, the Company established the STIP, which is designed to reward executives for their achievement of targets in the annual business plan, focusing primarily on cash flow generation, investment performance against an approved capital expenditures budget, and reserve growth. Payments under the STIP are in the form of annual cash bonuses under the Company's Cash Bonus Plan, which was approved by the stockholders in May 2008.

      The Compensation Committee's decisions regarding the approval of annual cash bonus pools for the STIP are based on analysis and information provided by management, including the results of the Company's internal scorecard, and other subjective determinations considered by management and the Compensation Committee. The percentages recommended, considered, and subsequently approved result in a pool of dollars available to be distributed to the executives and other employees. These amounts are then distributed based on the results of the Company as a whole, the regional performance for those executives in regional positions, and each individual's performance during the year, as well as other qualitative factors. St. Mary previously used for both its cash bonus program and its prior RSU program an internal corporate "scorecard" that measured performance of the Company and each individual region for a given year in three ways: (i) changes in net asset value of the Company; (ii) growth in proved developed reserves; and (iii) growth in production. In 2008, the LTIP replaced the NPP and the RSU programs. A revised scorecard is now used solely for the STIP. As more fully discussed below, the 2008 scorecard uses annual targets selected by management and the Compensation Committee that are more visibly tied to key performance measures that contribute to net asset value. The following is the scorecard established for 2008 measuring the achievement of corporate targets, along with actual results and discussion of the metrics:

Metric	Target	2008 Actual Result	Multiplier Factor	Weighting	Net Factor
Cash Flow ($ in millions)	$729.3	$809.1	1.44	30%	0.43
Investment efficiency	1.33	0.95	0	35%	0
Growth:
—Drill bit PD reserve adds (Bcfe)	194.4	186.8	0.92	21%	0.19
—Reserve replacement %	176.4%	(39)%	0	14%	0

Discretionary adjustments:					0.62

—Safety					0
—Inventory Build					(10)%

Final Multiplier Factor					0.56

      Cash Flow—The cash flow target represents the net cash flow assumed to be generated from the execution of the 2008 business plan. During the year this target is adjusted for acquisitions, divestitures, and approved changes in capital spending. The cash flow target approximates GAAP cash flow from operations without working capital adjustments. In 2008 actual results exceeded the target primarily as a result of higher commodity prices as well as total production exceeding the target, but partially offset by higher lease operating costs than expected.

      Investment Efficiency—This target is defined as total "value" created divided by capital dollars invested. The target amount was based on the 2008 capital expenditures budget. The target value was the PV15 value (i.e., present value using a 15 percent discount rate) of the projected cash flows for the projects to be completed in 2008 based on budgeted commodity prices divided by the projected 2008 investment. The actual results reflect all capital investments for the Company in 2008 (i.e., drilling, acquisitions, and leasehold). The PV15 value of the projected cash flows was calculated using average strip commodity prices during 2008, adjusting for price differentials in the field. This amount was reduced in 2008 to reflect certain leasehold impairments. The Company's investment efficiency was below target due to higher than budgeted costs and below budget well performance.

      Growth—This section of the scorecard is divided in two parts. The first part is the results for proved developed reserve additions during the year. The target amount represents total reserves budgeted for 2008 to be generated from drilling activities. The actual results reflect only reserves added as reflected in the Company's year-end reserve report. These results were reduced in 2008 to reflect certain performance related reserve write downs. The second part of the growth section of the scorecard is overall reserve replacement. This figure, which excludes divestitures, is calculated as an all-in number (i.e., includes all price and performance revisions). Due primarily to the significant price and performance revisions at the end of 2008, the Company fell well below this targeted level.

      Discretionary Factors—In addition to quantitative metrics, the scorecard has two discretionary factors, with each having the potential to swing the total bonus up to 20 percent positively or negatively. The first factor for 2008 was based on a review of environmental, health, and safety performance for the Company. As the overall incident rates in 2008 were in line with expectations, no adjustment for this factor was reflected. The second factor relates to inventory build (or decline), based on proved undeveloped reserves ("PUDs") changes. Due to the performance revisions in PUDs during 2008, a 10 percent negative adjustment to the total bonus was reflected. The metrics for making the performance evaluations were established in advance, but the Compensation Committee retains discretion to make adjustments if the circumstances merit. The Committee also maintains discretion to use business judgment in evaluating, setting, and awarding executive compensation. Although there are defined metrics in place, the Compensation Committee evaluates the results of the STIP metrics against other business factors with the intent of making appropriate compensation decisions that are reflective of the overall business environment and contribution of the executive. In essence, the defined metrics are used as objective measurement tools, relative to which subjective consideration can be applied. In 2008 the Compensation Committee reduced the STIP for the Chief Executive Officer by ten percent to reflect the substantial performance revision on reserves associated with the 2006 and 2007 South Texas acquisitions.

      Application of the Multiplier Factor—As shown in the table above, the 2008 results generated a final multiplier factor of 0.56 at the corporate level (see discussion below for regional and individual performance adjustments). All full-time employees of the Company participated in the STIP, but the "cash bonus at target" is different for various employees. Most employees have a "cash bonus at target" percentage of 12.5 percent or 25 percent. This percentage is applied to their base salary adjusted for the multiplier factor generated from the scorecard results. The results of the scorecard can generate a factor from 0 to 2.0. As discussed above, the final multiplier factor for 2008 was 0.56. Therefore, an employee with a 25 percent cash bonus at target received a bonus equaling 14 percent of their base salary (depending on their individual performance) and seven percent for those with a 12.5 percent bonus at target. For employees at the vice president level and above, the cash bonus at target percentage ranges from 30 percent to 80 percent. The final multiplier for 2008 resulted in an overall blended bonus percentage of 14 percent for 25 percent cash bonus eligible corporate employees; this compares to ten percent and eight percent for the same corporate employees in 2007 and 2006, respectively.

      Regional Application and Individual Performance—The 2008 scorecard table above reflects the results for employees at the corporate level of the Company (including the CEO, COO and CFO). For employees at the Company's five regions, the metrics are applied to their applicable region's performance. Those results are then blended 60 percent regional/40 percent corporate performance for their final multiplier factor. In addition, once the final calculations are completed and approved by the Compensation Committee, managers throughout the organization have discretion to increase or decrease individual bonus amounts to reflect individual performance during the year, working within the total allocated bonus amount for their respective group. The following chart provides the blended bonus percentage for the Company's five regions:

Mid Continent	27.00%
ArkLaTex	14.75%
Rockies	10.75%
Gulf Coast	14.25%
Permian	19.00%

    •
    LTIP.    The LTIP, which began in 2008, is intended to reward executive officers and key employees of the Company for long-term growth in the net asset value of the Company. Prior to 2008, St. Mary used the NPP together with an RSU program as the Company's long-term incentive program for its executives and key employees. The NPP, which was the primary long-term incentive compensation program, was a cash based compensation plan. Historically the NPP had appropriately incentivized and rewarded employees at St. Mary. However, over time the somewhat unique nature of the plan, the complexity of the program, and the delay and uncertainty in any realization of value made the NPP less attractive than long term incentive plans to newly recruited and highly marketable executives. Furthermore, PSA plans, like the LTIP, are more common among St. Mary's peers and provide for target awards that are earned over a three year performance period. Management and the Compensation Committee believe that the LTIP provides a more transparent, more marketable, and more widely understood long-term incentive criteria. However, replacing the cash based NPP significantly increased the equity element of the compensation framework.

      The LTIP uses PSAs as the stock-based incentive component of compensation, and all Company employees above a certain grade classification are eligible for participation in the LTIP. The LTIP's total pool value for 2008 was determined by the Board of Directors upon a recommendation of the Compensation Committee in March 2008. In its determination of the total pool value for 2008, the Compensation Committee considered various factors including the FVT of St. Mary's long term incentive compensation system compared to peer companies. After the total pool value for the 2008 LTIP was determined, the total pool value was converted to PSAs by dividing the total pool value by the average closing price per share of St. Mary common stock for the period of 20 trading days before July 1, 2008, and then the base PSA grant amount for each participant was determined as a percentage of base salary approved by the Compensation Committee. This LTIP program and process is intended to approximate the 50th percentile of the peer group's long-term incentive compensation.

      The number of shares ultimately issued is determined after the end of a three year performance period pursuant to a payout matrix provided below based on a combination of the Company's cumulative TSR for the performance period and the relative measure of the Company's TSR compared with a peer group of companies. That peer group (the "TSR Peer Group") was developed utilizing a custom index consisting of the constituents of the Oil & Gas Exploration and Production GIC Sub-Industry Group in the S&P SmallCap 600 Index and the S&P MidCap 400 Index, excluding St. Mary. The TSR Peer Group for the performance period included Petroquest Energy Inc., Petroleum Development Corporation, Encore Acquisition Company, Cimarex Energy Company, Forest Oil Corporation, Penn Virginia Corporation, Plains Exploration & Production Company, Mariner Energy Inc., Quicksilver Resources Inc., Swift Energy Company, Stone Energy Corporation, Newfield Exploration Company, and Denbury Resources Inc. Target percentages range from 50 percent to 250 percent of base salary. The number of PSAs awarded was determined on July 1, 2008, by multiplying the employee's applicable target percentage by their base salary and then dividing by the average closing price of the Company's stock over the preceding 20 trading days. The result was a total of 465,751 PSAs awarded to 285 employees. The 2008 PSAs have a three year vesting schedule with 1/7th vesting the first year, 2/7th the second year, and the remaining 4/7th the third year. The actual number of shares to be issued in settlement of the PSAs is determined by the Company's stock price performance during the three year performance period, and the ultimate number of shares of common stock awarded to the employees after three years can range from 0 to 200 percent of the initial PSAs granted depending on the compound TSR of the Company's common stock and as compared to the compound TSR Peer Group, as follows:

      PAYOUT MATRIX—2008
      Simple Matrix—Add result in Column A and Column B
      TOTAL CANNOT BE GREATER THAN 2.0 OR LESS THAN ZERO

Column A Absolute St. Mary TSR		Column B St. Mary TSR vs. Peer Index
Ann. TSR	EARNED MULTIPLIER	%Point Deviation From Peers	MULTIPLIER MODIFIER
0%		-10%	(0.50)
1%	0.050	-8%	(0.40)
2%	0.100	-6%	(0.30)
3%	0.150	-4%	(0.20)
4%	0.200	-2%	0
5%	0.275	= Index TSR	0.20
6%	0.350	+2%	0.30
7%	0.425	+4%	0.40
8%	0.500	+6%	0.5
9%	0.575	+8%	0.60
10%	0.650
11%	0.725
12%	0.800
13%	0.875
14%	0.950
15%	1.025
16%	1.100
17%	1.200
18%	1.300
19%	1.400
20%	1.500
21%	1.600
22%	1.700
23%	1.800
24%	1.900
25%	2.000

      As an example, if an executive officer had a target percentage of 200 percent of base salary with annual base salary of $250,000, and if St. Mary's share price averaged $50 per share upon grant, the executive received 10,000 PSAs ($250,000 × 200 percent /$50). At the end of three years if St. Mary's TSR increased 15 percent compounded annually but underperformed against the peer index by four percentage points, the result would be a total multiplier of 0.825 (1.025-0.20). The multiplier would then be applied to the 10,000 PSAs previously granted, resulting in the issuance of 8,250 shares awarded to the executive officer at the end of the three year period, provided that the executive was still employed by the Company.

  •
  Transitional RSU Grant.  In light of the fact that the previous long term incentive plan, the NPP and the RSU plan, terminated at year-end 2007, and the new LTIP did not commence until July 1, 2008, the Compensation Committee authorized transitional RSU grants of a total of 265,373 shares on July 1, 2008.

  •
  Net Profits Interest Bonus Plan (NPP).  The NPP was designed to reward the contributions made by executive officers and key employees to the Company's long term financial success. Plan participants shared in the net profits derived from all oil and gas activity from a specific pool of properties. Each calendar year resulted in a separate pool, whereby 100 percent of the properties that were completed, plugged and abandoned, or acquired by the Company in a given year were included in that year's pool. The cash flows attributed to the pools were tracked, and the pools were evaluated for payout. Payout is defined as the point in time when 100 percent of related costs and expenses, including all drilling, land, geologic, geophysical, acquisition, and operating costs and expenses associated with a designated pool are recovered by the associated revenues and proceeds from the properties in the specific pool. The pools also reflect the effects from the Company's commodity hedging program. After payout has been achieved for a given pool, ten percent of the future net cash flows from the properties in that particular pool are distributed among the pool participants. After the Company has recovered 200 percent of the total costs and expenses for a given pool, including prior distributions under the plan at the ten percent level, 20 percent of the future net cash flow is distributed among pool participants.

    The distributable proceeds are paid to individuals based on their participation percentage in the particular pool in which they have an interest. Individual participation in a pool is determined at the date of creation of the pool. The participation in a pool is determined based on a combination of each participant's relative weighted salary, performance of the region, and the relative capital attributed to the region in which an individual works. The pool years related to 2006 and 2007 are subject to vesting provisions whereby one-third of an individual's participation vests upon selection to the pool, and one-third vests on each of the next two anniversary dates of the respective pool. Also with the 2007 and 2006 pool years, there is a cap on cumulative pool payouts of 300 percent of that individual's base salary paid during the year to which the pool relates. Partial interest participants' benefits are prorated proportionately from the 300 percent amount referred to above. In the event there are distributable proceeds beyond the 300 percent limitation or an individual does not fully vest in their interest, the excess benefits remain with the Company and are not allocated to the remaining plan participants. All pool years prior to and including 2005 are fully vested and there is no limit on the amount of benefit that may be paid from a particular pool. Once vested, the participant receives the distributable proceeds regardless of employment status with the Company. Due to the complex nature of the NPP and the delay and uncertainty in realization of compensation value until pool payout status was reached, which made the NPP less attractive to newly recruited and highly marketable employees, the use of the NPP was discontinued in 2007 on a prospective basis with respect to the establishment of new pools, and the 2007 pool was the last pool under the NPP. However, material payments will continue to be made under the NPP for pool years prior to 2008 for as long as the year's pool remains in payout status.

  •
  Pension and 401(k)—Our executives participate in the Company's qualified, non-contributory defined benefit pension plan and a 401(k) plan on the same basis as all of our employees. A supplemental pension plan exists whereby additional benefits are provided to certain executive level employees in order to provide for benefits in excess of IRC limits on the qualified plan. The supplemental plan is an unfunded non-qualified plan. We believe that these plans are necessary to remain competitive in the hiring and retention of qualified personnel. Included in this proxy statement is a description of the manner in which the pension plans function, together with the years of service credit and value of plan assets for each of the named executive officers. See "Retirement Plans".

    The qualified plan provides a benefit after 25 years of service equal to 35 percent of final average compensation, subject to IRC limits. Final average compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each named executive officer, the level of compensation used to determine benefits payable under the qualified pension plan is that officer's average of base salaries, excluding bonuses.

    The supplemental plan provides executives hired before 1995 that complete 15 years of service and reach age 65 a benefit equal to 40 percent of final average compensation plus 37 percent of final average compensation integrated with the social security wage base without regard to compensation limitations provided under the qualified plan, less the benefit provided by the qualified plan. For executives hired after 1994, the supplemental benefit is calculated using the formula for the qualified plan without the limitation imposed by Section 415 of the IRC, less the benefit provided by the qualified plan.

    The Company's 401(k) Profit Sharing Plan is a defined contribution pension plan subject to the Employee Retirement Income Security Act of 1974. The 401(k) Plan allows eligible employees to contribute up to 60 percent of their income on a pretax basis through contributions to the 401(k) Plan. Contributions are limited to amounts determined by IRC regulations. The Company matches each employee's contributions up to six percent of the employee's pretax income. Company contributions vest over an employee's first five years of employment.

  •
  Sign-on Bonuses—In addition to the above ongoing elements of the Company's compensation framework, the Compensation Committee and senior management have the discretion to pay sign-on bonuses in the form of cash or RSUs to executive officers as well as other employees. The Company uses these bonuses in order to attract personnel believed to be valuable to the Company. The hiring of employees, particularly the hiring of executives, is highly competitive. In order to attract and retain skilled employees, we believe that this tool is important to the building and retention of a strong qualified workforce. Based on the aforementioned changes to the long-term incentive plans.

  •
  Health and Welfare Benefits—The executive officers of the Company are eligible to participate in the St. Mary's various medical and dental programs on the same basis as the broad employee group. These plans are intended to provide benefits that support the well being and overall health of executives and employees.

  •
  Group Term Life, Supplemental Life Insurance, Supplemental Disability, and Other Benefits—Our executives are provided group term life insurance as well as supplemental term life insurance up to two times their base salary with a maximum coverage of $500,000. Additionally, executive officers are eligible to have individual disability income contracts beyond the group disability maximum benefit paid for by the Company. The supplemental group term and disability insurance are intended to provide additional coverage for those individuals whose salary exceeds the limits for the group term policy. Allowing supplemental coverage provides executives with coverage that is a commensurate percentage of their base salary, consistent with all employees.

  •
  Change of Control Severance Benefits—St. Mary has established a change of control executive severance policy. The related change of control agreements have a "double trigger" mechanism whereby they require first that a qualifying change of control event has occurred and second that the executive has been terminated or that certain other conditions are met, as summarized below. Executive officers are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change of control of the Company (a) without "cause" by the Company or (b) for "good reason" by the officer (e.g. an adverse change in the officer's status after a change of control), each as defined in the agreements. The term "good reason" incorporates the concept of a change in the employee's status, authority, position, offices, titles, duties or responsibilities that are reasonably viewed as a diminution of duties at any time within the 90 days preceding a change of control event or any time thereafter. The term "good reason" also contemplates a reduction in the employee's salary and benefits over this same time frame, or the requirement of an employee to relocate the base of employment outside a 25 mile radius from the employee's current location. The severance payments equal up to two and one-half years annual base salary, depending on the length of time employment continues after the change of control, provided that in no event would the severance payments equal less than one year's annual base salary. In addition, all insurance and fringe benefits will be provided for a period of one year after termination. The Company has determined that benefits under this plan are subject to an optimization calculation; however, that does not include a so-called "gross-up" calculation to make the executive whole for income taxes on the benefits.

    A change of control is defined to include (i) an acquisition of more than 50 percent of the common stock or assets of the Company in a reorganization, merger, or consolidation of the Company or (ii) a change in more than 50 percent of the composition of the Board of Directors of the Company other than as a result of the election of new members of the Board of Directors by a vote of the incumbent members of the Board of Directors or by stockholders of the Company pursuant to the recommendation of the incumbent members of the Board of Directors.

    Particularly in view of the propensity of mergers, acquisitions, and consolidations in our industry, the Company believes that the change of control severance agreements promote stability and continuity among the named executive officers, especially if the situation arises where the Company is actively being considered as an acquisition target. Such agreements are customary for executives in our industry and are offered by companies who compete with us for executive talent. The double trigger feature provides a sufficient level of protection for the officer as well as a retention incentive benefiting the Company and its stockholders without creating an unreasonable impediment to a potential acquirer of the Company. The maximum two and one-half year post change of control severance payment period, and the minimum one year severance payment and insurance coverage period under the Company's agreements for its named executive officers, are comparable to payment levels and periods offered under similar arrangements by other companies in our industry, and are designed to facilitate reasonable compensation and insurance protection during a reasonable period of time to allow the executive to obtain comparable employment.

    The post-termination payments that may be made under the Company's written term employment agreements are described below under the caption "Employment Agreement and Termination of Employment." The energy industry's history of executive employment terminations during cyclical downturns or strategic shifts in the industry or by particular companies have contributed to a widespread heightened concern for long-term job stability by many executives in our industry. In response to this concern, arrangements that provide compensation assurances in the event of an executive's termination without cause, death or incapacity have become common practice. The post-termination payment provisions in the Company's employment agreement for Mr. Best were an important factor in our ability to recruit Mr. Best to join the Company as President and Chief Operating Officer in 2006. We believe that the two year period for post-employment compensation and insurance protection is appropriate to allow Mr. Best adequate time to obtain comparable employment in the event of a termination, and is comparable to the terms offered by other companies in our industry who compete with us for executive talent.

  •
  Employment Agreement—Mr. Best is the only executive that has been provided with a written employment agreement providing for an employment term. The employment of all other executives remains "at will" subject to and in accordance with the terms and conditions of written offers.

  •
  Employee Stock Purchase Plan ("ESPP")—The purpose of the ESPP is to encourage eligible employees to purchase and hold shares of our common stock. The plan cycle consists of two periods annually, with plan periods for the six months ending June 30 and December 31 of each year. The ESPP allows employees to purchase our common stock through payroll deductions of up to 15 percent of their base compensation. The purchase price of the stock is 85 percent of the lower of the fair market value of the stock at the beginning or ending of the period. The maximum amount an employee can purchase through the plan is $25,000 per year, pursuant to IRC restrictions. The common stock purchased under the ESPP is subject to a holding period of 18 months from the date the shares are purchased at the end of the applicable six-month period.

Prior Use of Stock Options in Compensation

        Although we have outstanding stock options, we discontinued granting new stock options to employees after December 2003 and to directors after December 2004. The stock option program was replaced with the RSU program beginning in 2004.

Executive Equity Ownership Requirements

        To further ensure that senior management's interests are aligned with the interests of stockholders with respect to long term growth of stockholder value, the Compensation Committee has established and the Board has approved equity ownership guidelines for the Chief Executive Officer of five (5) times base salary, and three (3) times base salary for the Chief Operating Officer and Chief Financial Officer. All vice president level officers are expected to own equity in the Company equal to one (1) times their salary. Equity holdings may include the value of vested and unvested RSUs for purposes of these calculations. New executive officers are provided time to accumulate their stock ownership position and are not required to go into the open market to acquire equity. However, until an executive subject to the guidelines has the acquired equity holdings in St. Mary meeting the guidelines, an executive subject to the guidelines may not sell the Company's equity, unless such sales are approved by the Compensation Committee for the CEO, COO or CFO and by the Chief Executive Officer for all other subject executive officers.

Other Named Executive Officers Compensation

        The named executive officers and all other executives participate in the same executive compensation framework; however, there are certain distinguishing characteristics as between certain levels of executives with respect to the STIP as well as certain differences in compensation as between certain individual named executive officers. For executives at the vice president level, the STIP "cash bonus at target" percentage is 30 percent to 80 percent. The "cash bonus at target" for executives under the level of vice president is 25 percent. The following are differences in individual compensation for 2008.

        As part of the employment agreement with Chief Executive Officer, Anthony J. Best, in June 2006, the Compensation Committee authorized an equity grant in addition to the base equity compensation plan that consisted of an initial equity grant of 20,000 shares that were immediately vested, to be followed by future issuances of 1,250 shares in the first quarter of each of 2007, 2008, 2009, and 2010, provided that Mr. Best remains employed by the Company on the vesting dates. In addition, Mr. Best's employment agreement provides the ability to earn 2,500 and 1,250 additional shares in each of the same periods if the resulting net asset value calculation results in an increase of ten percent and fifteen percent, respectively. The grant of equity to Mr. Best was a special award, designed to ensure the successful hiring of an individual believed to be qualified to lead St. Mary in future years, to immediately align Mr. Best's interests with the stockholders, and to put meaningful amounts of future compensation at risk for incentive purposes. Mr. Best earned 1,250 under his employment agreement for the 2008 period. For the 2007 period, Mr. Best earned 1,250 under his employment agreement and an additional 2,500 performance shares. Grants under this provision of Mr. Best's employment agreement have been listed in the bonus column of the Summary Compensation Table.

        As part of his offer package of employment in 2008, A. Wade Pursell, Executive Vice-President and Chief Financial Officer received a signing bonus of $50,000, of which $25,000 was paid with Mr. Pursell's first paycheck, and $25,000 that will be paid with the paycheck following Mr. Pursell's six month anniversary. Mr. Pursell also received an RSU award of $600,000 on his hire date. The RSUs vest one half on December 15, 2009 and one half on December 15, 2010 provided that Mr. Pursell remains employed by St. Mary on the vesting dates. The RSUs will also fully vest upon a change of control or the elimination of Mr. Pursell's position other than for cause within the first 24 months of employment.

        Certain executives participate in NPP pools that contribute significantly to their yearly compensation; however, not all executives participate in NPP pools, and certain executives that do participate do not receive compensation because the NPP pools in which they participate have not reached payout. The following are the named executive officers that are current employees; participate in NPP pools, and the amounts they received in 2008: (i) Milam Randolph Pharo, $1,501,768; (ii) Paul M. Veatch, $445,108; and (iii) David J. Whitcomb, $585,349.

Regulatory Requirements

        Section 162(m) of the IRC imposes a $1 million limitation, subject to certain exceptions, on a public company's income tax deductibility in any tax year with respect to compensation paid to any employee who is either the principal executive officer of the company as of the close of the tax year or whose total compensation for the tax year is required to be reported to stockholders under the Securities Exchange Act of 1934 for being among the three highest compensated officers (other than the principal executive officer or principal financial officer). This limitation does not apply to certain "performance-based" compensation paid under a stockholder approved plan that meets the requirements of Section 162(m) and related IRS regulations. The Company's Cash Bonus Plan and 2006 Equity Plan have been approved by the stockholders and are designed so that compensation paid under those plans can be eligible for the "performance-based" compensation exemption from the limits on tax deductibility imposed by Section 162(m). For 2008, the Company believes that executive compensation in the approximate amount of $850,000 paid to Milam Randolph Pharo was not tax deductible under Section 162(m). As a result, the Company paid $315,000 in tax that it would not have otherwise paid except for the Section 162(m) limitation. Such non-deductible compensation was primarily the result of payments made under the NPP.

        The Compensation Committee believes that it is in the best interests of the Company to generally maximize the tax deductibility of compensation paid to its executive officers. However, to maintain flexibility in compensating executive officers in a manner designed to promote various corporate objectives, the Compensation Committee reserves the right to award compensation which may not be fully deductible under Section 162(m) if the Compensation Committee concludes that such compensation is in the Company's best interests in providing incentives to attract, motivate, and retain key executives.

        The Compensation Committee also considers other financial implications when developing and implementing the Company's compensation programs, including accounting costs, cash flow impact, and potential share dilution.

EXECUTIVE COMPENSATION AND SUMMARY COMPENSATION TABLE

        The Summary Compensation table sets forth the annual and long term compensation received during each of the Company's last three years by (i) the Chief Executive Officer, (ii) the Chief Financial Officer, (iii) the three other highest compensated executive officers of the Company that were employed as of December 31, 2008, (iv) Mr. David W. Honeyfield, who served as Chief Financial Officer during part of 2008; (v) Mr. Mark T. Solomon, who served as Acting Principal Financial Officer during part of 2008; and (vi) Mr. Garry A. Wilkening, who would have been one of the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer, but for the fact that he resigned from his position at St. Mary during 2008 (the "Named Executive Officers").

        In addition to salaries, the Company has granted RSUs for the 2007 and 2006 annual periods and the first six months of 2008 to executive management and selected other personnel. On July 1, 2008, the Company granted PSAs to executive management and other selected personnel to replace the issuance of RSUs. Some of these individuals also participate with other members of management in the NPP. All eligible employees participate in the Company's STIP and LTIP as described more fully in the Compensation Discussion and Analysis.

SUMMARY COMPENSATION TABLE FOR 2006, 2007, AND 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Anthony J. Best	2008	$473,173	$190,800	$566,868	$—	$—	$49,879	$16,303	$1,297,024
Chief Executive Officer and	2007	$417,483	$41,748	$181,536	$—		$67,094	$18,215	$726,076
President (principal executive	2006	$208,807	$794,305	$70,269	$—	$—	$—	$83,213	$1,156,593
officer)						$—
A. Wade Pursell	2008	$92,308	$56,100	$115,171	$—	$—	$—	$38,060	$301,640
Executive Vice President and Chief Financial Officer (principal financial officer)
David W. Honeyfield	2008	$107,615	$—	$(6,329)	$—	$268,581	$1,423	$6,571	$377,861
Former Senior Vice	2007	$240,028	$34,000	$173,170	$—	$158,462	$10,533	$15,180	$631,373
President—Chief Financial Officer and Secretary (principal financial officer)(6)	2006	$203,000	$16,240	$160,536	$—	$64,989	$9,373	$19,711	$473,849
Mark T. Solomon	2008	$144,442	$26,222	$103,133	$—	$—	$4,574	$9,089	$287,460
Controller and Former Acting Principal Financial Officer(7)
Milam Randolph Pharo	2008	$219,331	$61,000	$171,325	$—	$1,501,768	$31,912	$12,819	$1,998,154
Senior Vice President and	2007	$190,772	$23,000	$92,301	$—	$1,024,444	$28,049	$13,782	$1,372,348
General Counsel	2006	$175,000	$14,000	$96,404	$—	$855,829	$22,986	$13,917	$1,178,135
Garry A. Wilkening	2008	$95,731	$—	$(1,811)	$—	$1,283,132	$93,925	$28,335	$1,499,311
Former Vice President—	2007	$180,021	$23,000	$76,025	$—	$875,486	$91,234	$13,574	$1,259,340
Human Resources & Administration(8)	2006	$155,000	$12,400	$78,747	$—	$736,167	$61,399	$13,205	$1,056,917
Paul M. Veatch	2008	$229,115	$123,722	$257,462	$—	$445,108	$9,465	$14,481	$1,079,354
Senior Vice President and Regional Manager
David J. Whitcomb	2008	$166,638	$27,995	$119,657	$—	$585,349	$10,865	$8,649	$919,154
Vice President—Marketing

(1)
The amounts in the column represent the bonuses paid in 2009, 2008, and 2007 but earned during the 2008, 2007 and 2006 performance periods, respectively.

(2)
The awards in this column represent the aggregate amount recognized for financial statement reporting purposes with respect to the RSUs and PSAs granted to the Named Executive Officers for fiscal 2008, disregarding the estimate of forfeitures related to service-based vesting conditions, but otherwise computed in accordance with the SFAS No. 123 (R) based on the assumptions set forth in note 7 to the Company's consolidated financial statements as filed with the SEC on Form 10-K.

  Mr. Honeyfield forfeited unvested shares of restricted stock when he resigned effective March 21, 2008. In accordance with SFAS No. 123(R), we reversed compensation expense relating to the forfeited shares that had been recognized for financial statement reporting purposes in 2007 and 2006. As a result, the amount reported in this column for 2008 for Mr. Honeyfield is negative. Mr. Wilkening forfeited unvested shares of restricted stock when he resigned effective July 1, 2008. In accordance with SFAS No. 123(R), we reversed compensation expense relating to the forfeited shares that had been recognized for financial statement reporting purposes in 2007 and 2006. As a result, the amount reported in this column for 2008 for Mr. Wilkening is negative. The stock awards valued for 2006 and 2007 have been restated to reflect the respective compensation expense recognized for financial statement reporting purposes in accordance with SFAS No. 123(R).

(3)
Totals consist of amounts earned under the NPP. See the Compensation Discussion and Analysis in this proxy statement for a description of the NPP.

(4)
The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each of the Named Executive Officer's combined benefits under St. Mary's qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in the Company's financial statements. No Named Executive Officer received preferential or above market earnings on deferred compensation. See detailed discussion of pension benefits on page 72 and Note 8 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2008, for a discussion of the relevant assumptions.

(5)
Amounts consist of the Company's contribution to the 401(k) Profit Sharing Plan, holiday bonus, group term life premiums, supplemental life insurance premiums, supplemental disability income premiums, and any accrued vacation time due to the employee at the time of termination.

(6)
Mr. Honeyfield resigned as Senior Vice President—Chief Financial Officer and Secretary effective March 21, 2008.

(7)
Mr. Solomon was appointed Acting Principal Financial Officer on April 30, 2008, and relinquished this position to A. Wade Pursell who was appointed Executive Vice President and Chief Financial Officer effective September 8, 2008. On October 4, 2008, Mr. Solomon received a special $6,000 bonus in connection with his services during the Chief Financial Officer transition period. This bonus is included in the total bonus amount disclosed for Mr. Solomon in the bonus column.

(8)
Mr. Wilkening resigned as Vice President—Human Resources & Administration effective July 1, 2008.

        The following table lists the number of RSUs held by each individual and the market value of the total holdings of the RSUs of St. Mary for the Named Executive Officers as of the end of fiscal year 2008. The value shown is based on the closing market price of $20.31 on December 31, 2008, as reported by the NYSE.

Named Executive Officer	Number of Unvested Restricted Stock Units Issued	Market Value as of 12/31/08
Anthony J. Best	17,110	$347,504
A. Wade Pursell	15,496	$314,724
David W. Honeyfield	—	$—
Mark T. Solomon	2,888	$58,655
Milam Randolph Pharo	4,856	$98,625
Garry A. Wilkening	—	$—
Paul M. Veatch	10,830	$219,957
David J. Whitcomb	3,484	$70,760

 GRANTS OF PLAN-BASED AWARDS IN 2008

								All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(4)	Maximum (#)(4)
Anthony J. Best	2/28/08	$—	$—	$—	—	—	—	4,526	(3)	—	—	$171,264
	2/28/08	$—	$—	$—	—	—	—	3,750	(5)	—	—	$136,425
	6/30/08	$—	$—	$—	—	—	—	15,528	(1)	—	—	$1,003,730
	7/1/08	$—	$—	$—	—	23,359	46,718	—		—	—	$618,546
A. Wade Pursell	9/8/08	$—	$—	$—	—	—	—	15,496	(2)	—	—	$600,005
David W. Honeyfield	2/28/08	$—	$—	$—	—	—	—	3,686	(3)	—	—	$139,478
Mark T. Solomon	2/28/08	$—	$—	$—	—	—	—	758	(3)	—	—	$28,683
	6/30/08	$—	$—	$—	—	—	—	2,124	(1)	—	—	$137,295
	7/1/08	$—	$—	$—	—	3,392	6,784	—		—	—	$89,820
Milam Randolph Pharo	2/28/08	$—	$—	$—	—	—	—	1,246	(3)	—	—	$47,149
	6/30/08	$—	$—	$—	—	—	—	3,376	(1)	—	—	$218,225
	7/1/08	$—	$—	$—	—	5,079	10,158	—		—	—	$134,492
Garry A. Wilkening	2/28/08	$—	$—	$—	—	—	—	1,246	(3)	—	—	$47,149
Paul M. Veatch	2/28/08	$—	$—	$—	—	—	—	5,750	(3)	—	—	$217,580
	6/30/08	$—	$—	$—	—	—	—	3,629	(1)	—	—	$234,579
	7/1/08	$—	$—	$—	—	6,546	13,092	—		—	—	$173,338
David J. Whitcomb	2/28/08	$—	$—	$—	—	—	—	1,084	(3)	—	—	$41,019
	6/30/08	$—	$—	$—	—	—	—	2,401	(1)	—	—	$155,201
	7/1/08	$—	$—	$—	—	3,765	7,530	—		—	—	$99,697

(1)
This amount represents the Transitional RSUs granted under the Equity Plan. The RSUs vest one third on December 15, 2008, and the reminder in one half amounts over the succeeding two years on December 15th. The RSUs are subject to forfeiture upon termination of employment prior to vesting. The RSUs are not eligible for dividends and are not credited with dividend equivalents. Holders of RSUs have no rights as stockholders of common stock until such time as the RSUs are settled for shares of common stock on the settlement date.

(2)
This amount represents one time hiring RSUs granted under the Equity Plan. The RSUs vest one half on December 15, 2009, and one half on December 15, 2010. The RSUs are subject to forfeiture upon termination of employment prior to vesting. The RSUs are not eligible for dividends and are not credited with dividend equivalents. The holder of these RSUs has no rights as a stockholder of common stock until such time as the RSUs are settled for shares of common stock on the settlement date.

(3)
This amount represents RSUs granted under the Company's Equity Plan. The RSUs were granted in 2008 but earned in the 2007 performance period. The RSUs vest one fourth on February 28, 2008, and the remainder in one third amounts over the succeeding three years on February 28th The RSUs are subject to forfeiture upon termination of employment prior to vesting. The RSUs are not eligible for dividends and are not credited with dividend equivalents. Holders of RSUs have no rights as stockholders of common stock until such time as the RSUs are settled for shares of common stock on the settlement date.

(4)
This amount represents PSAs granted under the Equity Plan. PSAs represent the right to receive, upon settlement of the PSAs after the completion of a three year performance period ending June 30, 2011, a number of shares of the Company's common stock that may be from zero to two times the number of PSAs granted on the award date, depending on the extent to which certain performance criteria during a certain performance period have been achieved and the extent to which the PSAs have vested. The performance criteria for the PSAs are based on a combination of the Company's cumulative TSR for the performance periods and the relative measure of the Company's TSR compared with the cumulative TSR of certain peer companies for the performance period. The PSAs will vest 1/7th on August 1, 2009, 2/7ths on August 1, 2010, and 4/7ths on August 1, 2011.

(5)
This amount represents immediately vesting RSUs granted under the Equity Plan. The RSUs were awarded pursuant to Mr. Best's employment agreement.

        The following table displays outstanding equity awards for Named Executive Officers as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anthony J. Best	—	—	—	$—	—	864	(2)	$17,548	—		$—
	—	—	—	$—	—	3,394	(1)	$68,932	—		$—
	—	—	—	$—	—	10,352	(4)	$210,249	—		$—
	—	—	—	$—	—	—		$—	2,500	(5)	$50,755
	—	—	—	$—	—	—		$—	3,750	(6)	$76,163
	—	—	—	$—	—	—		$—	23,359	(9)	$474,421
A. Wade Pursell	—	—	—	$—	—	15,496	(7)	$314,724	—		$—
David W. Honeyfield	—	—	—	$—	—	—		$—	—		$—
Mark T. Solomon	2,550	—	—	$13.65	06/30/13	688	(3)	$13,973	—		$—
	2,274	—	—	$14.25	12/31/13	216	(2)	$4,387	—		$—
	2,174	—	—	$12.53	03/31/13	568	(1)	$11,536	—		$—
	2,174	—	—	$12.50	12/31/12	1,416	(4)	$28,759	—		$—
	358	—	—	$13.39	10/22/13	—		$—	3,392	(9)	$68,892
	6,000	—	—	$16.66	12/31/10	—		$—	—		$—
	1,916	—	—	$12.66	09/30/13	—		$—	—		$—
Milam Randolph Pharo	—	—	—	$—	—	1,310	(3)	$26,606	—		$—
	—	—	—	$—	—	362	(2)	$7,352	—		$—
	—	—	—	$—	—	934	(1)	$18,970	—		$—
	—	—	—	$—	—	2,250	(4)	$45,698	—		$—
	—	—	—	$—	—	—		$—	5,079	(9)	$103,154
Garry A. Wilkening	—	—	—	$—	—	—		$—	—		$—
Paul M. Veatch	3,380	—	—	$13.65	06/30/13	1,114	(3)	$22,625	—		$—
	522	—	—	$13.39	10/22/13	585	(2)	$11,881	—		$—
	3,380	—	—	$14.25	12/31/13	2,400	(8)	$48,744	—		$—
	2,786	—	—	$12.66	09/30/13	4,312	(1)	$87,577	—		$—
	—	—	—	$—	—	2,419	(4)	$49,130	—		$—
	—	—	—	$—	—	—		$—	6,546	(9)	$132,949
David J. Whitcomb	1,516	—	—	$11.95	09/30/12	823	(3)	$16,715	—		$—
	3,030	—	—	$13.65	06/30/13	248	(2)	$5,037	—		$—
	846	—	—	$7.97	09/30/11	813	(1)	$16,512	—		$—
	2,728	—	—	$14.25	12/31/13	1,600	(4)	$32,496	—		$—
	844	—	—	$10.60	12/31/11	—		$—	3,765	(9)	$76,467
	3,030	—	—	$12.53	03/31/13	—		$—	—		$—
	430	—	—	$13.39	10/22/13	—		$—	—		$—
	3,374	—	—	$12.03	06/30/12	—		$—	—		$—
	3,032	—	—	$12.50	12/31/12	—		$—	—		$—
	2,298	—	—	$12.66	09/30/13	—		$—	—		$—
	844	—	—	$10.86	03/31/12	—		$—	—		$—

(1)
These RSUs vest in four equal installments on the following dates: February 29, 2008, February 28, 2009, February 28, 2010, and February 28, 2011.

(2)
These RSUs vest in four equal installments on the following dates: February 28, 2007, February 29, 2008, February 28, 2009, and February 28, 2010.

(3)
These RSUs vest in four equal installments on the following dates: February 28, 2006, February 28, 2007, February 29, 2008, and February 28, 2009.

(4)
These RSUs vest in three equal installments on the following dates: December 15, 2008, December 15, 2009, and December 15, 2010.

(5)
Pursuant to his employment agreement, Mr. Best earned 1,250 shares in each of the first quarters of 2007 and 2008, and will earn 1,250 shares in each of the first quarters of 2009 and 2010, if he is employed by the Company at the time.

(6)
Mr. Best may earn an additional 2,500 to 3,750 shares with each of the share grants referenced in footnote 5 if certain net asset value growth percentages are met.

(7)
These RSUs vest in two equal installments on the following dates: December 15, 2009, and December 15, 2010.

(8)
These RSUs vest in three installments on the following dates: 600 shares on January 1, 2008, 900 shares on January 1, 2009, and 1,500 shares on January 1, 2010.

(9)
These PSAs will vest 1/7th on August 1, 2009, 2/7ths on August 1, 2010, and 4/7ths on August 1, 2011. PSAs represent the right to receive, upon settlement of the PSAs after the completion of a three year performance period ending June 30, 2011, a number of shares of the Company's common stock that will range from zero to two times the number of PSAs granted on the award date, depending on the extent to which the Company's performance criteria have been achieved.

NONQUALIFIED DEFERRED COMPENSATION

        Although the NPP may be considered a non-qualified deferred compensation plan since amounts are paid under the NPP from the net profits, if any, from oil and gas activity from designated pools of properties in years after the participants have earned such net profits interests, the Company does not maintain a non-qualified deferred compensation plan whereby specific determinable compensation amounts or balances are deferred. The NPP is described on page 35 of this proxy statement and NPP compensation amounts for the Named Executive Officers are reflected in the Summary Compensation Table.

2008 OPTION EXERCISES AND STOCK VESTED

        Stock options exercised by the Named Executive Officers during 2008 and the values realized upon such option exercises are set forth in the following table. All such stock options were granted pursuant to the Company's stock option plans described in this proxy statement. In May 2003, the Board of Directors amended the stock option plans to prohibit any repricing of outstanding options that would reduce the exercise price without stockholder approval. In 2004, the issuance of stock options was replaced by the issuance of RSUs under a performance based plan, and the number of RSUs held by the Named Executive Officers that vested during 2008 and the computed aggregate value realized upon such vesting are also set forth in the following table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Anthony J. Best	—	$—	10,490	$304,964
A. Wade Pursell	—	$—	—	$—
David W. Honeyfield	21,608	$907,790	4,644	$174,824
Mark T. Solomon	—	$—	1,960	$61,010
Milam Randolph Pharo	73,046	$2,672,689	3,357	$106,093
Garry A. Wilkening	42,082	$1,813,019	1,874	$70,164
Paul M. Veatch	3,124	$119,377	4,993	167,162
David J. Whitcomb	—	$—	2,285	71,656

(1)
Represents the number of shares underlying RSUs that became vested during 2008. Each RSU represents a right for one share of the Company's common stock to be issued and delivered upon settlement of the RSU pursuant to the terms of the award agreement. The Company's RSU awards generally vest 25 percent immediately upon grant and 25 percent on each of the grant's next three anniversary dates.

(2)
The value realized on vesting of the RSUs is computed by multiplying the number of RSUs that vested on the vesting date by the per share closing market price of the underlying shares on the vesting date, or, if the vesting date was not a normal market trading date, then on the last normal market trading date which preceded the vesting date. The per share closing market prices utilized for this computation were $37.84 on the vesting date of February 28, 2008, for 2007 RSU awards; $35.67 on the vesting date of March 14, 2008, for 2005 RSU awards; and $20.07 on December 15, 2008, for the 2008 Transitional RSUs awards.

 RETIREMENT PLANS

Pension Plan

        The Company's Pension Plan is a qualified, noncontributory defined benefit plan, which is available to substantially all employees. This plan was amended in 1994 to conform to the changes required by the Tax Reform Act of 1986 and to reduce the plan formula. The Company also has a supplemental pension plan for certain executive officers to provide for benefits in excess of IRC limits.

        The qualified plan provides a benefit after 25 years of service equal to 35 percent of final average compensation, subject to IRC limits. Final average compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each Named Executive Officer, the level of compensation used to determine benefits payable under the qualified pension plan is that officer's average of the base salaries (excluding bonus) shown in the Summary Compensation Table.

        The supplemental plan provides executives hired before 1995, after completing 15 years of service and reaching age 65, a benefit equal to 40 percent of final average compensation plus 37 percent of final average compensation integrated with the social security wage base without regard to compensation limitations provided under the qualified plan, less the benefit provided by the qualified plan. For executives hired after 1994, the supplemental benefit is calculated using the formula for the qualified plan without the limitation imposed by Section 415 of the IRC, less the benefit provided by the qualified plan.

        The following table represents the value of the Named Executive Officers' pension benefits as of December 31, 2008.

2008 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
Anthony J. Best	Qualified Pension Plan	3	$70,623	$—
	Non-Qualified SERP Pension Plan	3	$46,350	$—
A. Wade Pursell	Qualified Pension Plan	—	$—	$—
	Non-Qualified SERP Pension Plan	—	$—	$—
David W. Honeyfield	Qualified Pension Plan	5	$—	$36,078
	Non-Qualified SERP Pension Plan	5	$—	$886
Mark T. Solomon	Qualified Pension Plan	12	$31,441	$—
	Non-Qualified SERP Pension Plan	12	$—	$—
Milam Randolph Pharo	Qualified Pension Plan	13	$224,757	$—
	Non-Qualified SERP Pension Plan	13	$—	$—
Garry A. Wilkening	Qualified Pension Plan	16	$—	$286,047
	Non-Qualified SERP Pension Plan	16	$145,647	$101,194
Paul M. Veatch	Qualified Pension Plan	8	$52,478	$—
	Non-Qualified SERP Pension Plan	8	$—	$—
David J. Whitcomb	Qualified Pension Plan	14	$72,670	$—
	Non-Qualified SERP Pension Plan	14	$—	$—

 EQUITY COMPENSATION PLANS

        Under the Equity Plan and ESPP, options and shares of St. Mary common stock are authorized for grant or issuance as compensation to eligible employees, consultants, and members of the Board of Directors. Our stockholders have approved each of these plans.

        The following table is a summary of the shares of common stock authorized for issuance under our existing equity compensation plans as of December 31, 2008.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Equity Plan
Stock Options and Incentive Stock Options(1)	1,509,710	$12.69	—
Restricted Stock(1)	409,388	—	—
Performance share awards(1)(3)	464,333	$26.48	1,529,140	(1)
Employee Stock Purchase Plan(2)	—	—	1,554,583	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	2,383,431	$15.93	3,083,723

(1)
In May 2006, the stockholders approved the Equity Plan to authorize the issuance of restricted stock, RSUs, NSOs, ISOs, SARs, and stock based awards to executives, key employees, consultants, and members of the Board of Directors of St. Mary or any affiliate of St. Mary. The Equity Plan serves as the successor to the Predecessor Plans. All equity grants are now made out of the Equity Plan, and no further grants will be made under the Predecessor Plans. Each outstanding award under a Predecessor Plan immediately prior to the effective date of the Equity Plan continues to be governed solely by the terms and conditions of the instruments evidencing such grants or issuances. As of March 23, 2009, the shares available for grant were 1,593,468. In late 2007, St. Mary transitioned to PSA grants as the primary form of long term equity incentive compensation for eligible employees in place of RSU grants.

(2)
Under the ESPP, eligible employees may purchase shares of the Company's common stock through payroll deductions of up to 15 percent of their eligible compensation. The purchase price of the stock is 85 percent of the lower of the fair market value of the stock on the first or last day of the purchase period, and shares issued under the ESPP are restricted for a period of 18 months from the date issued. The ESPP is intended to qualify under Section 423 of the IRC.

(3)
The performance share awards represent the right to receive, upon settlement of the PSAs after the completion of a three-year performance measurement period, a number of shares of our common stock that may be from zero to two times the number of PSAs granted, depending on the extent to which the underlying performance criteria have been achieved and the extent to which the PSAs have vested. The performance criteria for the PSAs are based on a combination of the Company's cumulative TSR for the performance period and the relative measure of the Company's TSR compared with the cumulative TSR of certain peer companies for the performance period.

  The currently outstanding PSAs were granted on August 1, 2008, and utilize a three-year performance measurement period which began on July 1, 2008. On July 1, 2008, the market value per share of our common stock was $62.51, and on the date of grant the market value per share of our common stock was $43.00. The PSAs do not have an exercise price associated with them, but rather the $26.48 price shown in the above table represents the grant per share fair value as of December 31, 2008 calculated pursuant to SFAS No. 123(R), which is presented in order to provide additional information regarding the potential dilutive effect of the PSAs as of December 31, 2008 in view of the share price level at the beginning of the performance period which will be utilized to compute the TSR measurements for determination of the number of shares to be issued upon settlement of the PSAs after completion of the three-year performance measurement period.

 EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

        St. Mary and Anthony J. Best entered into an employment agreement dated May 1, 2006. When his employment commenced, Mr. Best received an RSU award of 20,000 shares, which vested immediately and was not subject to forfeiture, and a $50,000 cash bonus. Over the next four years of the agreement, Mr. Best may earn additional restricted shares in varying amounts, earning in the first quarter of each year 1,250 shares if he is employed by St. Mary at that time, and an additional 2,500 shares if the net asset value growth from the prior year exceeds ten percent, with a further 1,250 shares if such growth exceeds fifteen percent. If he remains employed by the Company for the four year term of the agreement and meets or exceeds all targets in this compensation arrangement, the Company will award Mr. Best with a maximum of 20,000 restricted shares. Mr. Best participates in the fringe benefits and other benefit plans and practices of St. Mary in the same manner and to the same comparable extent as other senior executives of St. Mary. Mr. Best earned 1,250 shares in March 2007, February 2008, and February 2009 associated with the service component of his award. Mr. Best earned 2,500 shares under the performance element of his employment agreement based on the results for 2007; however, he did not earn the performance based component of his employment agreement based on the results for 2008 or 2006 for a potential additional 3,750 shares in each year as the net asset value growth of the Company did not exceed ten percent in 2006 or 2008.

        The Company's employment agreement with Mr. Best provides that in the event that Mr. Best's employment is terminated by the Company for any reason other than (i) the death or incapacitation of Mr. Best or (ii) the performance of his duties for the Company with gross negligence, gross incompetence, fraud, or dishonesty, as determined by the Board of Directors, the Company must continue the salary of Mr. Best at its rate at the time of such termination for a period of two years thereafter, together with a continuation for two years of the insurance benefits in effect for him at the time of such termination.

        Based on Mr. Best's current annual salary and level of insurance benefits in effect as of December 31, 2008, the total amount of payments that would be made to Mr. Best for a period of two years after such termination would be $950,000, and the estimated value of insurance benefits to be continued over such period would be approximately $36,000.

        The Company's employment agreement with Mr. Best also provides that in the event that Mr. Best's employment is terminated under circumstances such that the terms of the Company's change of control executive severance agreement for Mr. Best would apply, and to the extent that severance pay or benefits, each considered separately, to be received by Mr. Best pursuant to the terms of the change of control executive severance agreement would exceed the severance pay or benefits, each considered separately, pursuant to the terms of Mr. Best's employment agreement, Mr. Best shall receive such excess severance pay or benefits under the change of control executive severance agreement pursuant to the terms thereof. The Company's change of control executive severance agreements are discussed below. Mr. Best's employment agreement provides for a severance payment of a minimum of two years' salary together with a continuation for two years of the insurance benefits in effect for him in the event of such termination.

 CHANGE OF CONTROL ARRANGEMENTS

        St. Mary has established a change of control executive severance policy and entered into change of control severance agreements whereby certain officers of St. Mary, including the Named Executive Officers in the Summary Compensation Table, are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change of control of the Company (a) without "cause" by the Company or (b) for "good reason" by the officer (e.g. an adverse change in the officer's status after a change of control), each as defined in the agreements. The severance payments equal up to two and one-half years annual base salary, depending on the length of time employment continues after the change of control provided that in no event would the severance payments equal less than one year's annual base salary. In addition, all insurance and fringe benefits will be provided for a period of one year.

        Based on the respective annual base salaries and benefit levels of the Named Executive Officers as of December 31, 2008, under the change of control executive severance agreements the total maximum severance payments for two and one-half years, the total minimum severance payments for one year, and the estimated value of continued benefits for one year after severance for each of the Named Executive Officers who were employed by the Company as of December 31, 2008, would be as follows:

Name	Maximum Severance Payments	Minimum Severance Payments	Estimated Value of Benefits for One Year(1)
Anthony J. Best(2)	$1,187,500	$950,000	$18,000
A. Wade Pursell	$750,000	$300,000	$18,000
David W. Honeyfield(3)	$—	$—	$—
Mark T. Solomon(4)	$151,525	$151,525	$18,000
Milam Randolph Pharo	$575,000	$230,000	$18,000
Garry A. Wilkening(5)	$—	$—	$—
Paul M. Veatch	$575,000	$230,000	$18,000
David J. Whitcomb	$431,250	$172,500	$18,000

    (1)
    The change of control executive severance agreements provide that the benefits shall be limited to the extent that the executive obtains any such benefits pursuant to a subsequent employer's benefit plans.

    (2)
    The employment agreement between the Company and Mr. Best provides that in the event of a change of control of the Company and a termination of Mr. Best's employment, the Company must pay minimum severance payments and insurance benefits to Mr. Best at the rate at the time of such termination for a period of two years thereafter, and, to the extent that severance pay or benefits to be received by Mr. Best under the terms of the change of control executive severance agreement between the Company and Mr. Best would exceed the severance pay or benefits under his employment agreement, Mr. Best shall receive the excess severance pay and benefits under such change of control executive severance agreement.

    (3)
    Mr. Honeyfield resigned from his position of Senior Vice President—Chief Financial Officer and Secretary of St. Mary effective March 21, 2008.

    (4)
    Mr. Solomon was appointed Acting Principal Financial Officer on April 30, 2008, and relinquished this position to A. Wade Pursell who was appointed Executive Vice President and Chief Financial Officer effective September 8, 2008.

    (5)
    Mr. Wilkening resigned from his position of Vice President—Human Resources & Administration effective July 1, 2008.

        Under the change of control executive severance agreements, the severance payments are to be made in such base salary installment amounts and pursuant to such base salary installment payment schedule as were in effect immediately prior to the change of control, and the Company or its successor is obligated to make the payments.

        The Company has also established a change of control severance policy and entered into change of control severance agreements whereby selected employees of St. Mary that are of a sufficient employment grade, are entitled to receive severance payments in the event that their employment is terminated within one year after a change of control of the Company (a) without "cause" by the Company or (b) for "good reason" by the employee (e.g. an adverse change in the officer's status after a change of control), each as defined in the agreements. The severance payments equal up to two and one half years annual base salary, depending on the length of time employment continues after the change of control provided that in no event would the severance payments equal less than one year's annual base salary. In addition, all insurance and fringe benefits will be provided for a period of one year.

        St. Mary has established a severance termination plan for all of its other employees that activate if a change of control event occurs. The amount of benefit is dependent on the number of years of service with the Company and the employee's compensation level at the time of termination.

        A change of control is defined to include (i) an acquisition of more than 50 percent of the common stock or assets of the Company in a reorganization, merger, or consolidation of the Company, or (ii) a change in more than 50 percent of the composition of the Board of Directors of the Company other than as a result of the election of new members of the Board of Directors by a vote of the incumbent members of the Board of Directors or by stockholders of the Company pursuant to the recommendation of the incumbent members of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Common Stock—The following table shows beneficial ownership of shares of St. Mary common stock as known by the Company as of March 16, 2009, by all beneficial owners of more than five percent of the outstanding shares of St. Mary common stock as of March 16, 2009, by each director, director nominee, and Named Executive Officers, and all directors and executive officers as a group. RSUs and PSAs are not included in this table as no actual shares have been issued associated with the RSU or PSA rights. A supplemental separate table has been included later in this section describing the number of RSUs and PSAs owned by the individuals described above.

Name of Beneficial Owner	Shares beneficially owned excluding options		Options exercisable within 60 days of 3/16/2009	Total shares beneficially owned(1)		Percent beneficially owned
Name and Address of Stockholders Owning More Than 5%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	4,363,486		—	4,363,486	(2)	7.02	%(2)
Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, NY 10017	4,085,867		—	4,085,867	(3)	6.57	%(3)
Barclays Global Investors, NA. 400 Howard Street San Francisco, CA 94105	3,752,413			3,752,413	(4)	6.03	%(4)
Name and Position of Directors, Director Nominees and Named Executive Officers
Barbara M. Baumann, Director	17,322		47,666	64,988		0.1%
Larry W. Bickle, Director	79,830		48,566	128,396		0.2%
William J. Gardiner, Director	30,322		47,670	77,992		0.1%
Mark A. Hellerstein, Chairman and Director	72,555		—	72,555		0.1%
Julio M. Quintana, Director	11,267	(5)	—	11,267	(5)	<0.1%
John M. Seidl, Director	10,367		—	10,367		<0.1%
William D. Sullivan, Director	33,722		9,772	43,494		0.1%
Anthony J. Best, Chief Executive Officer, President, and Director	39,216		—	39,216		0.1%
A. Wade Pursell, Executive Vice President and Chief Financial Officer	5,000		—	5,000		<0.1%
David W. Honeyfield, Former Senior Vice President—Chief Financial Officer, and Secretary	3,722		—	3,722		<0.1%
Mark T. Solomon, Controller and Former Acting Principal Financial Officer	5,554		17,446	23,000		<0.1%
Milam Randolph Pharo, Senior Vice President and General Counsel	30,578		—	30,578		<0.1%
Garry A. Wilkening, Former Vice President—Human Resources and Administration	4,393		—	4,393		<0.1%
Paul M. Veatch, Senior Vice President and Regional Manager	8,611		9,996	18,607		<0.1%
David J. Whitcomb, Vice President—Marketing	11,397		21,972	33,369		0.1%
All executive officers and directors as a group (23 persons including those named above)	412,388		257,138	669,526		1.2%

(1)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares which the individual has the right to acquire within 60 days of a date reasonably selected by the Company, through the exercise of any stock option or other right. The Company selected March 16, 2009, as the determination date.

(2)
According to a Statement on Schedule 13G filed by Wellington Management Company, LLP ("Wellington") on February 17, 2009, by reason of advisory and other relationships with persons who own shares of St. Mary common stock, Wellington may be deemed to be the beneficial owner of a total of 4,363,486 shares, with shared voting power as to 3,339,995 shares, shared dispositive power as to 4,346,586 shares, and sole voting or dispositive power as to zero shares. The percentage beneficially owned in the above table is the percentage beneficially owned set forth in the filed Schedule 13G based only on the Company's outstanding shares. The percentage beneficially owned changes to 7.0 percent when the calculation includes the aggregate number of shares that stockholders have a right to acquire within 60 days of March 16, 2009, through the exercise of any stock option or right.

(3)
According to a Statement on Schedule 13G filed by Third Avenue Management LLC ("Third Avenue") on February 13, 2009, by reason of advisory and other relationships with persons who own shares of St. Mary common stock, Third Avenue Management LLC may be deemed to be the beneficial owner of a total of 4,085,867 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting or dispositive power as to 4,085,867 shares. The percentage beneficially owned in the above table is the percentage beneficially owned set forth in the filed Schedule 13G based only on the Company's outstanding shares. The percentage beneficially owned changes to 6.5 percent when the calculation includes the aggregate number of shares that stockholders have a right to acquire within 60 days of March 16, 2009, through the exercise of any stock option or right.

(4)
According to a Statement on Schedule 13G filed on February 5, 2009, Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG, in the aggregate may be deemed to be the beneficial owners of a total of 3,752,413 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, sole voting power as to 2,615,754 shares, and sole dispositive power as to 3,752,413 shares. The percentage beneficially owned in the above table is the percentage beneficially owned set forth in the filed Schedule 13G based only on the Company's outstanding shares. The percentage beneficially owned changes to 6.0 percent when the calculation includes the aggregate number of shares that stockholders have a right to acquire within 60 days of March 16, 2009, through the exercise of any stock option or right.

(5)
Mr. Quintana maintains a margin securities account at a brokerage firm, and the positions held in such margin account, which may from time to time include shares of St. Mary common stock, are pledged as collateral security for the repayment of debit balances, if any, in the account. As of March 16, 2009, Mr. Quintana held 11,267 shares of St. Mary common stock in such account.

        Restricted Stock Units and Performance Share Awards—RSUs represent rights to shares of stock to be delivered upon settlement, subject to risk of forfeiture and cancellation. The RSUs do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends and other distributions paid in cash on our common stock. The RSU awards vest 25 percent upon issuance and 25 percent on each of the following three anniversary dates. The Transitional RSUs vest one third upon issuance and one third on each of the following two anniversary dates.

        The Company began issuing RSUs in June 2004. The initial grant under the Restricted Stock Plan was made on June 30, 2004, whereby eligible executive officers and key employees were issued RSUs. This grant was the first grant under this program following approval of the Restricted Stock Plan by the stockholders of the Company. RSU grants were made annually under the Restricted Stock Plan in 2004 and 2005. Since May 17, 2006, RSU grants have been made under the Equity Plan subject to the performance criteria of the Company. These grants were made in the quarter following the year-end with the exception of the grant of Transitional RSUs on June 30, 2008.

        PSAs represent the right to receive, upon settlement of the PSAs after the completion of a three year performance period, a number of shares of the Company's common stock that may be from zero to two times the number of PSAs granted on the award date, depending on the extent to which the Company's performance criteria have been achieved and the extent to which the PSAs have vested. The

PSAs do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends and other distributions paid in cash on our common stock.

        The Company began granting PSAs on August 1, 2008, under the Equity Plan to eligible executive officers and key employees.

        The following table shows the number of RSUs and PSAs owned by each of the directors, the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation and Summary Compensation Table," and all directors and executive officers as a group as of March 16, 2009. The PSAs listed below represent the right to receive, upon settlement of the PSAs after the completion of a three year performance period ending June 30, 2011, a number of shares of the Company's common stock that may be from zero to two times the number of PSAs granted on the award date, depending on the extent to which certain performance criteria during a certain performance period have been achieved and the extent to which the PSAs have vested.

	Total Restricted Stock Units	Total Vested Restricted Stock Units	Total Performance Share Awards	Total Vested Performance Share Awards
Barbara M. Baumann	—	—	—	—
Larry W. Bickle	—	—	—	—
William J. Gardiner	—	—	—	—
Mark A. Hellerstein	—	—	—	—
Julio M. Quintana	—	—	—	—
John M. Seidl	—	—	—	—
William D. Sullivan	—	—	—	—
Anthony J. Best	14,296	—	23,359	—
A. Wade Pursell	15,496	—	—	—
David W. Honeyfield	—	—	—	—
Mark T. Solomon	1,902	—	3,392	—
Milam Randolph Pharo	3,053	—	5,079	—
Garry A. Wilkening	—	—	—	—
Paul M. Veatch	7,085	—	6,546	—
David J. Whitcomb	2,266	—	3,765	—
All executive officers and directors as a group (23) persons including those named above	73,080	—	85,886	—

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement to be filed with the SEC.

                      Barbara M. Baumann, Chairman
                      Larry W. Bickle
                      William D. Sullivan

March 26, 2008

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy on Transactions with Related Persons

        The Company has adopted a written policy and procedures for the Audit Committee's review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (i) the Company is a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000, and (iii) a related person has or will have a direct or indirect material interest. For purposes of this policy, a "related person" means (i) any of our directors, executive officers or nominees for director, (ii) any stockholder that beneficially owns more than five percent of the Company's outstanding shares of common stock, and (iii) any immediate family member of the foregoing. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its stockholders.

        In determining whether to approve or ratify a transaction, the Audit Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to the Company, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related person is a director, and the extent of the related person's interest in the transaction. The policy also provides for the delegation of its authority to the Chairman of the Audit Committee for any related person transaction requiring pre-approval or ratification between meetings of the Audit Committee. The Audit Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to see that they are in compliance with the policy and remain appropriate.

        In addition, the By-Laws provide that no director, officer, or employee may pursue for his or her own account a business or investment opportunity if he or she has obtained knowledge of such opportunity through his or her affiliation with the Company. In addition, no officer or employee of St. Mary may pursue for his or her own account an oil and gas opportunity as to which his or her knowledge of the opportunity was not obtained through his or her affiliation with the Company unless (a) with respect to an officer of St. Mary, the officer's pursuit of the opportunity has been approved by the Board of Directors, and (b) with respect to a non-officer of St. Mary, the employee's pursuit of the opportunity has been approved by a senior officer of St. Mary with full knowledge of such opportunity. These restrictions do not apply to the acquisition of less than one percent of the publicly traded stock of another company.

Related Person Transactions

        Set forth below is a description of a related transaction between St. Mary and one of its directors during the last fiscal year. Some of the aspects of this transaction will continue in effect and may result in conflicts of interest between St. Mary and the individual. We cannot assure you that conflicts of interest will always be resolved in favor of St. Mary.

        Mr. Hellerstein, who currently serves as Chairman of the Board of Directors of St. Mary and is retiring from the Board of Directors effective at the annual meeting on May 20, 2009, is a participant in the NPP as a result of his prior service to the Company as an executive officer, including service as President from 1992 to June 2006 and Chief Executive Officer from 1995 to February 2007. As a result of Mr. Hellerstein's vested participation interests in the NPP arising from his prior service, the Company made NPP payments to Mr. Hellerstein during 2008 in the total amount of $6,172,098. The Audit Committee has reviewed this relationship and determined that it is not in conflict with the Company's Policies and Procedures with Respect to Related Person Transactions, since Mr. Hellerstein's NPP participation interests were awarded to him while he was an employee of St. Mary in order to provide for future incentive bonus compensation for his services as an executive officer. For a description of the NPP, please see the section entitled "Net Profits Interest Bonus Plan (NPP)" in the "Compensation Discussion and Analysis" section of this proxy statement.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under U.S. securities laws, directors, executive officers, and persons holding more than ten percent of St. Mary common stock must report their initial ownership of the common stock and any changes in that ownership in reports that must be filed with the SEC and St. Mary. The SEC has designated specific deadlines for these reports and St. Mary must identify in this proxy statement those persons who did not file these reports when due.

        Based solely on a review of reports filed with the Company, all directors, executive officers, and ten percent owners timely filed all reports regarding transactions in the Company's securities required to be filed for 2008 by Section 16(a) under the Securities Exchange Act of 1934.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of the Company's independent accountants, (3) the performance of the Company's internal audit function, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board of Directors.

        Management is responsible for the Company's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent accountants the audited consolidated financial statements of the Company for the year ended December 31, 2008. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountants that firm's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, that was filed with the SEC.

                      THE AUDIT COMMITTEE
                      William J. Gardiner, Chairman
                      Julio M. Quintana
                      John M. Seidl

March 26, 2009

 INDEPENDENT ACCOUNTANTS

        To the knowledge of management, neither Deloitte & Touche LLP nor any of its members has any direct or material indirect financial interest in St. Mary or any connection with St. Mary in any capacity other than as independent public accountants. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

        The Company paid the following fees to the independent accountants for the audit of the consolidated financial statements and for other services provided in the years ended December 31, 2008, and 2007. All services and fees including tax service fees were pre-approved by the Audit Committee.

	2008	2007
Audit Fees(1)	$504,250	$549,900
Audit Related Fee(2)	$2,227	—
Tax Fees(3)	$10,140	$8,500
All Other Fees	—	—

Total Fees	$516,617	$558,400

    (1)
    Includes reviews of registration statements and related consents and comfort letters.

    (2)
    Includes out of pocket expenses related to travel to Audit Committee and stockholder meetings.

    (3)
    Includes basic compliance services and assistance with technical research.

        The Audit Committee has concluded that the provision of the non-audit services, such as tax services, is compatible with maintaining the accountants' independence.

AUDIT COMMITTEE PREAPPROVAL POLICY AND PROCEDURES

        The charter of the Audit Committee provides that the Audit Committee shall approve the fees and any other significant compensation to be paid to the independent accountants, and shall approve in advance any non-audit services to be performed by the independent accountants. Such pre-approval requirement for non-audit services may be waived only if the non-audit services meet a de minimis exception allowed by law. Accordingly, it is the Audit Committee's policy that, prior to the engagement of the independent accountants, the Audit Committee shall review and pre-approve all audit and permissible non-audit services to be provided by the independent accountants (including the related fees and other terms of such services).

        In connection with this policy, the following procedures are followed: (i) if applicable, each year the Audit Committee reviews and pre-approves a schedule of services and estimated fees for proposed audit and non-audit services to be provided by the independent accountants during the next annual audit cycle, which schedule is detailed as to the particular services to be performed by the independent accountants; (ii) actual amounts paid to the independent accountants are monitored by financial management of the Company and reported to the Audit Committee; (iii) any services proposed to be provided by the independent accountants and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed; and, (iv) incremental fees for previously approved services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

 FUTURE STOCKHOLDER PROPOSALS

        St. Mary must receive any St. Mary stockholder proposal for the annual meeting of stockholders in 2010 by December 8, 2009, for the proposal to be included in the St. Mary proxy statement and form of proxy for that meeting. For stockholder proposals submitted outside of the proposal rules of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, the By-Laws require that advance written notice in proper form of stockholder proposals for matters to be brought before an annual stockholders meeting be received by the Secretary not less than 75 days or more than 105 days before the first anniversary date of the immediately preceding annual stockholders meeting. Accordingly, notice of stockholder proposals for the 2010 annual meeting must be received by St. Mary between February 4, 2010, and March 6, 2010.

OTHER MATTERS

        Management does not know of any matters other than the election of directors, the approval of the 2009 Amendments to the Equity Plan, and the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm, to be brought before the annual meeting of stockholders. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

C. Mark Brannum Senior Legal Counsel and Secretary

March 27, 2009

ST. MARY LAND & EXPLORATION COMPANY

EQUITY INCENTIVE COMPENSATION PLAN

As Amended and Restated as of March 26, 2009

ARTICLE I
ESTABLISHMENT, PURPOSE AND DURATION

        1.1    Establishment.    St. Mary Land & Exploration Company, a Delaware corporation (the "Company"), has established an equity incentive compensation plan formerly known as the 2006 Equity Incentive Compensation Plan (the "Plan"). The Plan is hereby renamed and shall be known henceforth as the Equity Incentive Compensation Plan. The Plan permits the grant of Restricted Stock, Restricted Stock Units, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and Stock Based Awards. The Plan became effective upon its approval by the Company's stockholders on May 17, 2006 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        1.2    Purpose.    The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company's stockholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to attract, motivate, and retain the services of Participants upon whose judgment, interest, and special effort the success of the Company is substantially dependent.

        1.3    Duration.    The Plan commenced as of the Effective Date, as set forth in Section 1.1 hereof, and shall remain in effect, subject to the right of the Committee or the Board to amend or terminate the Plan at any time pursuant to Article XIV hereof, until the earlier of (i) the tenth anniversary of the Effective Date, or (ii) when all Shares subject to the Plan have been purchased or acquired according to the Plan's provisions. Any previously granted Awards under this Plan which remain outstanding as of the date of expiration or other termination of the Plan shall not be affected by such expiration or other termination and shall continue in effect in accordance with their respective terms.

        1.4    Successor Plan.    This Plan shall serve as the successor to the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the St. Mary Land & Exploration Company Restricted Stock Plan, and the St. Mary Land & Exploration Company Non-Employee Director Stock Compensation Plan (collectively, the "Predecessor Plans"), and no further grants or awards shall be made under the Predecessor Plans from and after the Effective Date of this Plan. Each outstanding grant or award under a Predecessor Plan immediately prior to the Effective Date of this Plan shall continue to be governed solely by the terms and conditions of the applicable Predecessor Plan and the instruments evidencing such grant or award, and, except as otherwise expressly provided herein or by the Committee, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such outstanding grants or awards under the Predecessor Plans. Any Shares reserved for issuance under the Predecessor Plans in excess of the number of Shares as to which grants or awards have been made thereunder shall be transferred into this Plan upon the Effective Date and shall become available for Awards under this Plan. Any Shares related to grants or awards made under the Predecessor Plans that after the Effective Date may lapse, expire, terminate, or are cancelled, are settled in cash in lieu of common stock, are tendered (either by actual delivery or attestation) to pay the option price, or are used to satisfy any tax withholding requirements shall be deemed to be available for issuance or reissuance under Section 4.1 of this Plan; provided, however, that any Shares that from and after May 21, 2008 are tendered (either by actual delivery or attestation) to pay the option price or are used to satisfy any tax withholding requirements shall not be deemed available for issuance or reissuance under Section 4.1 of this Plan.

 ARTICLE II
DEFINITIONS AND CONSTRUCTION

        2.1    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when such meaning is intended the term shall be capitalized.

        (a)   "Affiliate" shall have the meaning given to such term in Rule 12b-2 under the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company or other entity in which the Company owns, directly or indirectly, at least 50 percent of the total combined voting power of such corporation or of the capital interest or profits interest of such partnership or other entity.

        (b)   "Award" means, individually or collectively, a grant or award under this Plan of Restricted Stock, Restricted Stock Units, NQSOs, ISOs, SARs, Performance Shares, Performance Units or Stock Based Awards, in each case subject to the terms of this Plan.

        (c)   "Award Agreement" means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award. All Award Agreements shall be deemed to incorporate the provisions of the Plan. An Award Agreement need not be identical to other Award Agreements either in form or substance.

        (d)   "Board" or "Board of Directors" means the Board of Directors of the Company.

        (e)   "Change of Control" shall mean any of the following events:

            (i)  (A) The acquisition by any individual or entity (a "Person") or Persons acting as a group of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50 percent of either (1) the then value of the outstanding shares of common stock of the Company, or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

            (B)  For purposes of paragraph (A), Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a Person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. For purposes of determining stock ownership, see (e)(iv) below.

           (ii)  A majority of members of the Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

          (iii)  (A) Any one Person, or more than one Person acting as a group (as determined in (e)(iii)(C) below), acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

            (B)  A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to—

              (1)   A stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

              (2)   An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

              (3)   A Person, or more than one Person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

              (4)   An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a Person described in (e)(iii)(B)(3). For purposes of this paragraph (e)(iii)(B) and except as otherwise provided, a Person's status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority owned subsidiary of the Company after the transaction, is not treated as a change in the ownership of the assets of the Company.

            (C)  Persons will not be considered to be acting as a group for purposes of this paragraph (e)(iii) solely because they purchase assets of the Company at the same time. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. If a Person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

            (D)  For purposes of determining stock ownership, see (e)(iv) below.

          (iv)  For purposes of determining whether there has been a Change of Control, Section 318(a) of the Code applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by §§1.83-3(b) and (j) of the income tax regulations promulgated by the Internal Revenue Service), the stock underlying the option is not treated as owned by the individual who holds the option.

        (f)    "Change of Control Price" means the highest per share price for Shares offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Shares on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.

        (g)   "Change of Control Termination" has the meaning set forth in Section 13.2 hereof.

        (h)   "Code" means the Internal Revenue Code of 1986, as amended.

        (i)    "Committee" means the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer the Plan. The

Committee shall be comprised of two or more directors, and each member of the Committee shall be a Non-Employee Director, an "outside director" within the meaning of the regulations under Section 162(m) of the Code, and an "independent director" for purposes of the rules and regulations of the New York Stock Exchange ("NYSE") (or such other principal securities market on which the Shares are traded).

        (j)    "Company" means St. Mary Land & Exploration Company, a Delaware corporation, and any successor thereto as provided in Article XVII hereof.

        (k)   "Covered Employee" means an Employee who is, or who the Committee expects to become, a "covered employee" within the meaning of Section 162(m) of the Code.

        (l)    "Director" means any individual who is a member of the Board of Directors of the Company.

        (m)  "Dividend Equivalent" means a right with respect to an Award to receive cash, Shares or other property equal in value and form to dividends declared by the Board and paid with respect to outstanding Shares. Dividend Equivalents shall not apply to Options or Stock Appreciation Rights, and shall not apply to any other type of Award unless specifically provided for in the Award Agreement, and if specifically provided for in the Award Agreement shall be subject to such terms and conditions set forth in the Award Agreement as the Committee shall determine.

        (n)   "Employee" means any employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under this Plan.

        (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (p)   "Fair Market Value" or "FMV" means a value or price that is based on the opening, closing, actual, high, low or average selling prices per Share on the NYSE or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

        (q)   "Fiscal Year" means the year commencing on January 1 and ending on December 31, or such other fiscal year period as approved by the Board.

        (r)   "Freestanding SAR" means a SAR that is not a Tandem SAR, as described in Article VIII herein.

        (s)   "Grant Price" means the price against which the amount payable is determined upon exercise of a SAR.

        (t)    "Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article VII herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

        (u)   "Non-Employee Director" means a Director who meets the definition of a "Non-Employee Director" set forth in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

        (v)   "Nonqualified Stock Option" or "NQSO" means an Option to purchase Shares granted under Article VII herein, which is not intended to be an Incentive Stock Option or which otherwise does not meet the requirements for an ISO.

        (w)  "Option" means the conditional right to purchase Shares at a stated Option Price for a specified period of time in the form of an Incentive Stock Option or a Nonqualified Stock Option subject to the terms of this Plan.

        (x)   "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

        (y)   "Participant" means a participant holding an outstanding Award granted under the Plan.

        (z)   "Performance Based Compensation" means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals under circumstances that satisfy the requirements of Section 162(m) of the Code.

        (aa) "Performance Goal" means a performance criterion selected by the Committee for a particular Award for purposes of Article XI based on one or more Performance Measures.

        (bb) "Performance Measures" mean measures as described in Article XI, the attainment of one or more of which shall, as determined by the Committee, determine the vesting, monetization, or value of an Award to a Covered Employee that is designated to qualify as Performance Based Compensation.

        (cc) "Performance Period" means the period of time, which shall not be shorter than 12 months, during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award of Performance Shares or Performance Units.

        (dd) "Performance Share" means an Award granted under Article IX herein, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

        (ee) "Performance Unit" means an Award granted under Article IX herein, denominated in units, which may be valued by reference to a designated amount of property other than Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

        (ff)  "Plan" means this Equity Incentive Compensation Plan, as it may be amended from time to time.

        (gg) "Restricted Stock" means an Award under Article VI of Shares that may be subject to certain restrictions and to a risk of forfeiture as set forth in the Award Agreement.

        (hh) "Restricted Stock Unit" means an Award under Article VI that is valued by reference to a Share, which value may be paid by delivery of Shares or cash or a combination thereof upon settlement of the Award, subject to the specific terms and conditions of the Award as set forth in the Award Agreement.

        (ii)   "Securities Act" means the Securities Act of 1933, as amended.

        (jj)   "Shares" means shares of common stock of the Company, $0.01 par value per share.

        (kk) "Stock Appreciation Right" or "SAR" means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, pursuant to the terms of Article VIII herein.

        (ll)   "Stock Based Award" means an equity based or equity related Award granted pursuant to the terms of Article X herein.

        (mm)  "Tandem SAR" means a SAR that the Committee specifies pursuant to Article VIII herein is granted in connection with a related Option, the exercise of which SAR shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled), or a SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR. Regardless of whether an Option is granted coincident with a SAR, a SAR is not a Tandem SAR unless so specified by the Committee at the time of grant.

        2.2    Construction.    Captions and titles contained herein are for convenience of reference only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, any definition of any term herein in the singular also shall include the plural.

ARTICLE III
ADMINISTRATION

        3.1    General.    The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

        3.2    Authority of the Committee.    The Committee shall have full and exclusive discretionary power to (i) interpret the terms and the intent of the Plan, any Award and any Award Agreement or other agreement ancillary to or in connection with the Plan, (ii) determine eligibility for Awards and select those who will become Participants in the Plan, (iii) adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper, (iv) provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company with respect to the Plan and (v) make all other determinations necessary or advisable for the administration of the Plan. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article XIV, adopting modifications, amendments or subplans to the Plan or any Award Agreement. Subject to the terms and provisions of the Plan, the Committee shall have complete discretion in determining the nature, terms, conditions and amount of each Award. In making such determinations, the Committee may take into account the nature of services rendered by the recipient of the Award, such person's present and potential contributions to the Company and such other factors as the Committee in its discretion shall deem relevant.

        3.3    Delegation.    The Committee may delegate to one or more of its members any of the Committee's administrative duties or powers as it may deem advisable; provided, however, that any such delegation shall not be inconsistent with the provisions of Rule 16b-3 under the Exchange Act or Section 162(m) of the Code as to actions to be taken by the Committee in connection therewith.

ARTICLE IV
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

        4.1    Total Number of Shares Available for Awards.    Subject to adjustment as provided in Section 4.2 herein, the total number of Shares hereby made available and reserved for issuance to Participants pursuant to Awards granted under the Plan shall be 6,000,000, plus any remaining Shares available for issuance under the Predecessor Plans as set forth in Section 1.4 (with such total number of Shares, including such adjustment and remaining Shares, to be referred to as the "Total Share Authorization"). Any Shares issued in connection with an Option or SAR shall be counted against the Total Share Authorization limit as one Share for every one Share issued. Any Shares issued pursuant to Awards granted on or before May 20, 2009 in connection with an Award other than an Option or SAR shall be counted against the Total Share Authorization limit as two Shares for every one Share issued. Any Shares issued pursuant to Awards granted after May 20, 2009 in connection with an Award other than an Option or SAR shall be counted against the Total Share Authorization limit as 1.43 Shares for every one Share issued. The maximum aggregate number of Shares that may be issued through Nonqualified Stock Options shall be equal to the Total Share Authorization. The maximum aggregate number of Shares that may be issued through Incentive Stock Options shall be 6,000,000.

        Any Awards that are not settled in Shares shall not be counted against the Total Share Authorization limit. Any Shares related to Awards (or after the Effective Date, awards granted or issued under the Predecessor Plans) which (i) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, (ii) are settled in cash either in lieu of Shares or otherwise, or (iii) are exchanged with the Committee's approval for Awards not involving Shares, shall be available again for issuance under the Plan. In addition, if the Option Price of any Option granted under the Plan or the tax withholding requirement with respect to any Award granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for issuance under the Plan; provided, however, that from and after May 21, 2008, Shares tendered as full or partial payment to the Company of the Option Price upon exercise of Options granted under this Plan, Shares reserved for issuance upon grant of SARs, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon exercise of the SARs, and Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant's tax withholding obligations with respect to any Award granted under this Plan, shall not become available again for issuance under this Plan. The maximum number of Shares available for issuance under the Plan shall be reduced to reflect any dividends or Dividend Equivalents that are reinvested into additional Shares under this Plan or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Stock Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance Based Compensation, the following limits ("Award Limits") shall apply to grants of Awards to Covered Employees under the Plan:

          (a)    Restricted Stock/Restricted Units.    The maximum aggregate number of Shares that may be granted in the form of Restricted Stock/Restricted Stock Units in any one Fiscal Year to any one Participant shall be 100,000.

          (b)    Options and SARS.    The maximum aggregate number of Shares that may be granted in the form of Options or SARs in any one Fiscal Year to any one Participant shall be 200,000.

          (c)    Performance Shares/Performance Units.    The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be 200,000 Shares, and the maximum value of Performance Units that a Participant may receive with respect to Awards in any one Fiscal Year shall be a value of $5,000,000 determined as of the date of vesting or payout, as applicable.

          (d)    Stock Based Awards.    The maximum aggregate grant with respect to Stock Based Awards in any one Fiscal Year to any one Participant shall be 200,000.

        4.2    Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary or special dividend, stock split, reverse stock split, split up, spin off, other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to the stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall make or provide for appropriate proportionate substitutions or adjustments, as applicable, to the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the application and computation of any Dividend Equivalents that may be provided for in Award Agreements, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant, and any other value determinations applicable to outstanding Awards or to this Plan. Such adjustments shall be made automatically, without the necessity of Committee action, on the customary and appropriate arithmetical basis, in the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in Shares, and shall be made in the discretion of the Committee with respect to other corporate events or transactions. The Committee, in its sole discretion, may also make other appropriate adjustments in the terms of any Awards under the Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of Performance Periods, as are equitably necessary to prevent dilution or enlargement of Participant's rights under the Plan that otherwise would result from such corporate event or transaction. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Subject to the provisions of Article XIII and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution or conversion of Awards under this Plan in connection with any such corporate event or transaction upon such terms and conditions as it may deem appropriate. In addition, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution or conversion as provided in the previous sentence.

ARTICLE V
ELIGIBILITY AND PARTICIPATION

        5.1    Eligibility.    All Employees, consultants who are natural persons, and members of the Board of the Company and of any Affiliate of the Company shall be eligible to participate in the Plan and be granted Awards under the Plan.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may from time to time, in its sole discretion, select from among persons eligible to participate in the Plan those to whom Awards shall be granted under the Plan, and shall determine in its discretion the nature, terms, conditions, and amount of each Award.

ARTICLE VI
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        6.1    Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, in its discretion may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and upon such terms as the Committee shall determine.

          (a)    Restricted Stock.

            (i)    Nature of Restricted Stock.    Restricted Stock may be issued for services rendered with any or no additional purchase price as shall be determined by the Committee in its discretion, and may be subject to certain restrictions and to a risk of forfeiture as set forth in the Award Agreement. A Participant to whom Shares of Restricted Stock are issued shall have all of the rights of ownership with respect to the Shares subject to such Restricted Stock Award, including the right to vote the same and receive any dividends paid thereon; subject, however, to the terms, conditions and restrictions contained in this Plan and in the applicable Award Agreement.

            (ii)   Forfeiture and Vesting.    A Restricted Stock Award Agreement may provide for forfeiture of the Restricted Stock upon termination of the Participant's employment or other relationship with the Company or nonperformance of specified performance goals or measures established by the Committee. A Restricted Stock Award Agreement may also provide for (i) vesting periods which require the passage of time and/or the occurrence of events in order for the Restricted Stock to vest and become no longer subject to forfeiture and (ii) holding periods during which the Restricted Stock may not be sold or otherwise transferred.

            (iii)  Certificates and Settlement.    Upon an Award of Restricted Stock, the Company shall deliver to the Participant a certificate evidencing the Shares subject to the Award, and such certificate shall be imprinted with an appropriate legend referring to or setting forth the applicable restrictions to which such Shares are subject. After the Shares are no longer subject to such restrictions, the Company shall, in accordance with the terms and conditions of the Award Agreement and upon the request of the Participant and the surrender by the Participant of the original certificate, settle the completed Restricted Stock Award by providing the Participant with a new certificate for the Shares with such legend removed.

          (b)    Restricted Stock Units.

            (i)    Nature of Restricted Stock Units; Accounts.    Each Restricted Stock Unit awarded shall represent a right for one Share to be delivered upon settlement of the Award, which right shall be subject to a risk of forfeiture and cancellation and to the other terms and conditions set forth in the Plan and the Award Agreement. The Company shall establish and maintain a Participant account to record Restricted Stock Units and transactions and events affecting such units. Restricted Stock Units and other items reflected in the account will represent only bookkeeping entries by the Company to evidence unfunded obligations of the Company.

            (ii)   Deferral Period and Settlement Date.    Restricted Stock Units (if not previously cancelled or forfeited) shall be settled on the date or dates set forth in the Award Agreement. In addition, unless otherwise determined by the Committee, if the Committee reasonably determines that any settlement of Restricted Stock Units would result in payment of compensation to a Participant which is not deductible by the Company under Section 162(m) of the Code, such settlement shall be deferred, subject to compliance with Section 409A of the Code as referred to in Article XX herein, to the extent necessary to avoid payment of such nondeductible compensation, with such deferral continuing only until such date as settlement can be effected without loss of deductibility by the Company under Section 162(m) of the Code.

            (iii)  Cancellation and Vesting.    A Restricted Stock Unit Award Agreement may provide for cancellation of the Restricted Stock Units upon termination of the Participant's employment or other relationship with the Company or nonperformance of specified performance goals or measures established by the Committee. A Restricted Stock Unit Award Agreement may also provide for vesting periods which require the passage of time and/or the occurrence of events in order for the Restricted Stock Units to vest and become no longer subject to cancellation.

            (iv)  Dividend Equivalents.    Restricted Stock Units shall not be credited with Dividend Equivalents unless specifically provided for in the Award Agreement, and then only upon such terms and conditions as set forth in the Award Agreement.

            (v)   Settlement and Certificates.    Settlement of a Restricted Stock Unit Award shall be made in accordance with the terms and conditions of the applicable Award Agreement. A Restricted Stock Unit Award Agreement may provide that settlement may be made (A) solely through the issuance of Shares or (B) at the mutual election of the Participant and the Company, in a combination of Shares and cash. Upon the settlement of a Restricted Stock

    Unit Award, the Company shall deliver to the Participant a certificate for the number of Shares issued to the Participant in settlement of the Award.

        6.2    Restricted Stock and Restricted Stock Unit Award Agreements.    Each Restricted Stock and Restricted Stock Unit Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of such Award, including the number of Shares to which the Award relates, the date or dates upon which such Award shall vest and the circumstances (including termination of employment or failure to satisfy one or more restrictive covenants or other ongoing obligations) under which the Award shall not vest, the time and manner of settlement of the Award, such transfer restrictions which the Committee may impose, and any other terms or conditions which the Committee may impose.

          (a)   If not otherwise specified by the Committee, the following terms and conditions shall apply to Restricted Stock and Restricted Stock Units awarded under the Plan:

              (i)  Vesting.    An Award of Restricted Stock or Restricted Stock Units shall vest pursuant to a vesting schedule as determined by the Committee, which vesting schedule may provide that (A) an Award held by a Participant who retires from employment with the Company after having both reached the age of sixty and completed twelve years of service with the Company shall continue to vest in accordance with the vesting schedule set forth in the applicable Award Agreement notwithstanding the termination of the Participant's employment with the Company, provided that prior to full vesting of the Award such Participant does not after such retirement become employed on a full time basis by a competitor of the Company prior to reaching age sixty-five, and (B) an Award held by a Non-Employee Director of the Company who resigns from the Board after completing at least five years of service to the Company as a Non-Employee Director shall become fully vested.

             (ii)  Termination.    An outstanding Award of Restricted Stock that has not vested or an outstanding Award of Restricted Stock Units that has not been settled shall be cancelled upon the Company's termination of the employment of the Participant for cause.

            (iii)  Acceleration.    An outstanding Award of Restricted Stock or Restricted Stock Units shall become fully vested and settled irrespective of its other provisions upon termination of the Participant's employment with the Company or Affiliate because of death, disability or normal retirement upon reaching the age of sixty-five.

            (iv)  Transferability.    An outstanding Award of Restricted Stock or Restricted Stock Units that has not vested and been settled or is otherwise restricted by the terms of the Award Agreement as to transferability shall not be transferable by the Participant, and the Participant shall not be permitted to sell, transfer, pledge or otherwise encumber such Award or the Shares issuable in settlement thereof, other than (A) to the person or persons to whom the Participant's rights under such Award pass by will or the laws of descent and distribution, (B) to the spouse or the descendants of the Participant or to trusts for such persons to whom or which the Participant may transfer such Award, (C) to the legal representative of any of the foregoing, or (D) pursuant to a qualified domestic relations order as defined under Section 414(p) of the Code or similar order or agreement relating to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant. If an Award is transferred to any person to whom a transfer of the Award is permitted, the transferee shall remain subject to all of the vesting conditions to which the Award is subject. Any such transfer shall be made only in compliance with the Securities Act and the requirements therefor as set forth by the Company.

          (b)   The Committee shall be free to specify terms and conditions other than and in addition to those set forth above, in its discretion.

 ARTICLE VII
STOCK OPTIONS

        7.1    Grant of Options.    Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee in its discretion. ISOs may be granted only to Employees of the Company or a parent or subsidiary corporation of the Company within the meaning of Section 424 of the Code, and no ISOs may be granted more than 10 years after the adoption of the Plan by the Board.

        7.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option relates, the conditions upon which an Option shall become vested and exercisable, and any other terms and conditions as the Committee shall determine. The Award Agreement shall also specify whether the Option is intended to be an ISO or a NQSO.

        7.3    Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price for an Option, whether issued as an ISO or an NQSO, shall be not less than 100 percent of the FMV of the underlying Shares on the date of grant; provided, however, that the Option Price for an ISO granted to a person who at the time of grant owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any of its Affiliates (a "Significant Stockholder") shall be not less than 110 percent of the Fair Market Value of the underlying Shares as of the date of grant.

        7.4    Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided however, that no Option shall be exercisable later than the tenth anniversary date of its grant, and provided further that no ISO granted to a Significant Stockholder shall be exercisable after the expiration of five years from the date of grant.

        7.5    Exercise of Options.    Options shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified by or acceptable to the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, and accompanied by full payment for the Shares. Upon exercise of any Option, the Option Price shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price; (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee in its sole discretion and subject to such rules and regulations as the Committee may establish. Subject to Section 7.6 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment for the Shares, the Company shall cause to be delivered to the Participant Share certificates or evidence of book entry Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).

        7.6    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed and/or traded.

        7.7    Termination of Employment.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following the termination of the Participant's employment or other relationship with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options granted under the Plan, and may reflect distinctions based on the reasons for termination.

        7.8    Nontransferability of Options.

          (a)    Incentive Stock Options.    No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, all ISOs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

          (b)    Nonqualified Stock Options.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a NQSO granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, all NQSOs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

          (c)    Notification of Disqualifying Disposition.    The Participant to whom an ISO is granted shall notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO or Shares received as a dividend on ISO stock. The Company shall use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

        7.9    $100,000 Annual ISO Limitation.    To the extent that the aggregate Fair Market Value of Shares (determined as of the time the ISOs with respect to such Shares are granted) with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and any Affiliate) exceeds $100,000, such ISOs shall be treated as NQSOs. The foregoing provisions shall be applied by taking ISOs into account in the order in which they were granted.

ARTICLE VIII
STOCK APPRECIATION RIGHTS

        8.1    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price may include a Grant Price based on 100 percent of the FMV of the underlying Share on the date of grant or a Grant Price that is set at a premium to the FMV of the underlying Share on the date of grant. The SAR Grant Price shall not be less than FMV of the underlying Share on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

        8.2    SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Committee shall determine.

        8.3    Term of SAR.    The term of a SAR granted under the Plan shall be determined by the Committee in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth anniversary date of its grant.

        8.4    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions that the Committee in its sole discretion imposes.

        8.5    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than 100 percent of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

        8.6    Payment of SAR Amount.    Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount representing the difference between the FMV of the underlying Share on the date of exercise over the Grant Price. At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares of equivalent value (based on the FMV on the date of exercise of the SAR, as defined in the Award Agreement or otherwise defined by the Committee thereafter), in some combination thereof, or in any other form approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement for the grant of the SAR.

        8.7    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following the termination of the Participant's employment or other relationship with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        8.8    Nontransferability of SARs.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a SAR granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

        8.9    Other Restrictions.    Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of a SAR for a specified period of time.

ARTICLE IX
PERFORMANCE SHARES AND PERFORMANCE UNITS

        9.1    Grant of Performance Shares and Performance Units.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.

        9.2    Value of Performance Shares and Performance Units.    Each Performance Share and Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall in its discretion set performance criteria for a Performance Period which, depending on the extent to which the performance criteria are met, will determine, in the manner established by the Committee and set forth in the Award Agreement, the value and/or amount of each Performance Share or Performance Unit that will be paid to the Participant.

        9.3    Earnings of Performance Shares and Performance Units.    Subject to the terms of this Plan and the applicable Award Agreement, after the applicable Performance Period has ended, the holder of Performance Shares and/or Performance Units shall be entitled to receive, to the extent that the Performance Shares or Performance Units have vested, if applicable, a payout of the value and/or amount of Performance Shares and/or Performance Units, determined as a function of the extent to which the corresponding performance criteria have been achieved. The Committee may in its discretion require the Participant to hold the Shares or other property received pursuant to such Award for a specified period of time.

        9.4    Form and Timing of Payment of Performance Shares and Performance Units.    Payment of earned Performance Shares and Performance Units shall be made in accordance with the terms and conditions of the applicable Award Agreement. A Performance Share or Performance Unit Award Agreement may provide that payment may be made, to the extent that the Performance Share or Performance Unit has vested and the performance criteria are met, solely through the issuance of Shares earned upon the expiration of the applicable Performance Period, and that the Participant may elect to satisfy the Participant's tax withholding obligation with respect to the Award by having the Company withhold Shares or other property or by the Participant surrendering Shares or other property to the Company with a FMV on or near the tax withholding date equal to the tax withholding obligation. Upon the payment in the form of Shares of a Performance Share or Performance Unit Award, the Company shall deliver to the Participant a certificate for the number of Shares issued to the Participant in payment of the Award.

        9.5    Dividends and Other Distributions.    Dividends and other distributions declared by the Board and paid with respect to outstanding Shares shall only be paid with respect to Performance Share and Performance Unit Awards for Shares that have been issued by the Company in payment of such Awards to the extent that the Awards have vested and upon the expiration of the applicable Performance Periods for the Awards. Performance Shares and Performance Units shall not be credited with Dividend Equivalents unless specifically provided for in the Award Agreement, and then only upon such terms and conditions as set forth in the Award Agreement.

        9.6    Vesting and Termination of Employment.    Each Award Agreement shall set forth the extent to which the Award shall vest, which may be pursuant to a vesting schedule as determined by the Committee, and the extent to which the Participant shall have the right to retain Performance Shares and/or Performance Units following the termination of the Participant's employment or other relationship with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Shares and Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        9.7    Nontransferability of Performance Shares and Performance Units.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, Performance Shares and Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a Participant's rights with respect to Performance Shares and Performance Units shall inure during such Participant's lifetime only to such Participant.

ARTICLE X
STOCK BASED AWARDS

        10.1    Stock Based Awards.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant other types of equity based or equity related Awards not described by the other terms of the Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, including, but not limited to, conditions based on the satisfaction of performance criteria or the satisfaction of such obligations as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

        10.2    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Stock Based Awards following the termination of the Participant's employment or other relationship with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        10.3    Nontransferability of Stock Based Awards.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, Stock Based Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a Participant's rights with respect to Stock Based Awards shall inure during such Participant's lifetime only to such Participant.

ARTICLE XI
PERFORMANCE MEASURES

        Notwithstanding any other terms of this Plan, the vesting, payability or value (as determined by the Committee) of each Award other than an Option or SAR that, at the time of grant, the Committee intends to be Performance Based Compensation to a Covered Employee, shall be determined by the attainment of one or more Performance Goals as determined by the Committee in conformity with Section 162(m) of the Code. The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Performance Goal(s) applicable to such Awards within 90 days after the commencement of the period to which the Performance Goal(s) relate(s), or such earlier time as required to comply with Section 162(m) of the Code. No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Performance Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Committee retains the discretion to reduce the value below such maximum.

        Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article XI, the Performance Goal(s) upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance Based Compensation shall be limited to the following Performance Measures:

        (a)   Increases in, or levels of, net asset value; net asset value per share; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net income and/or earnings per share;

        (b)   Return on equity, return on assets or net assets, return on capital (including return on total capital or return on invested capital);

        (c)   Share price or stockholder return performance (including, but not limited to, growth measures and total stockholder return, which may be measured in absolute terms and/or in comparison to a group of peer companies or an index);

        (d)   Oil and gas reserve replacement, reserve growth and finding and development cost targets;

        (e)   Oil and gas production targets;

        (f)    Performance of investments in oil and gas properties;

        (g)   Cash flow measures (including, but not limited to, cash flows from operating activities, discretionary cash flows, and cash flow return on investment, assets, equity or capital); and

        (h)   Increases in, or levels of, operating and/or nonoperating expenses.

Any Performance Measure(s) may be used to measure the performance of the Company as a whole and/or any one or more regional operations and/or Affiliates of the Company or any combination thereof, as the Committee may deem appropriate, and any Performance Measure(s) may be used in comparison to the performance of a group of peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. The Committee shall also have the authority to provide in Award Agreements for accelerated vesting of an Award based on the achievement of Performance Goal(s).

        The Committee may provide in any Award Agreement that any evaluation of attainment of a Performance Goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write downs; (b) litigation judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulations affecting reported results; (d) any reorganization or restructuring transactions; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Annual Report on Form 10-K for the applicable year; and (f) significant acquisitions or divestitures. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

        In the event that applicable tax and/or securities laws change to permit discretion by the Committee to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Covered Employees that shall not qualify as Performance Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

ARTICLE XII
RIGHTS OF PERSONS ELIGIBLE TO PARTICIPATE

        12.1    Employment.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant's employment, consulting or other service relationship with the Company or an Affiliate at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or an Affiliate. Neither an Award nor any benefits arising under this Plan shall constitute part of an employment or service contract between a Participant and the Company or an Affiliate, and, accordingly, subject to the terms of this Plan, this Plan may be terminated, amended or modified at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or an Affiliate for severance payments or otherwise, except as provided in this Plan.

        For purposes of the Plan, unless otherwise provided by the Committee, transfer of employment of a Participant between the Company and an Affiliate or among Affiliates, shall not be deemed a termination of employment. The Committee may provide in a Participant's Award Agreement or otherwise the conditions under which a transfer of employment to an entity that is spun off from the Company or an Affiliate shall not be deemed a termination of employment for purposes of an Award.

        12.2    Participation.    No Employee or other person eligible to participate in the Plan shall have the right to be selected to receive an Award. No person selected to receive an Award shall have the right to be selected to receive a future Award or, if selected to receive a future Award, the right to receive such future Award on terms and conditions identical or in proportion in any way to any prior Award.

        12.3    Rights as a Stockholder.    A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE XIII
CHANGE OF CONTROL

        13.1    Accelerated Vesting and Payment Applicable to Awards Granted prior to May 21, 2008.    Subject to the provisions of Section 13.3 or as otherwise provided in the Award Agreement, for Awards granted prior to May 21, 2008, in the event of a Change of Control, unless otherwise specifically prohibited by law or the rules and regulations of a national securities exchange on which Shares are listed or traded:

          (a)   Any vesting period requirements and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;

          (b)   Any and all Options and SARs granted hereunder shall become immediately exercisable;

          (c)   The target payout opportunities attainable under all outstanding Awards of performance based Restricted Stock and performance based Restricted Stock Units, Performance Shares and Performance Units (including but not limited to Awards intended to be Performance Based Compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control, and:

              (i)  The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants within 30 days following the effective date of the Change of Control; and

             (ii)  Awards denominated in cash shall be paid to Participants in cash within 30 days following the effective date of the Change of Control;

          (d)   Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately cause all other Stock Based Awards to vest and be paid out as determined by the Committee; and

          (e)   The Committee shall have the discretion to unilaterally determine that all outstanding Awards shall be cancelled upon a Change of Control, and that the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreements, shall be paid out in cash in an amount based on the Change of Control Price within a reasonable time subsequent to the Change of Control; provided, however, that no such payment shall be made on account of an ISO using a value higher than the FMV of the underlying Shares on the date of settlement.

        13.2    Accelerated Vesting and Payment Applicable to Awards Granted on or after May 21, 2008.    Subject to the provisions of Section 13.3 or as otherwise provided in the Award Agreement, for Awards granted on or after May 21, 2008 and prior to a Change of Control, in the event that a Change of Control occurs and a Participant's employment with the Company is subsequently terminated without Cause (as defined in such Participant's Award Agreement) or the Participant terminates his or her employment with the Company for Good Reason (as defined in such Participant's Award Agreement) within 30 months of the Change of Control (a "Change of Control Termination"), unless otherwise specifically prohibited by law or the rules and regulations of a national securities exchange on which Shares are listed or traded, with respect to such Awards granted to such Participant:

          (a)   Any vesting period requirements and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;

          (b)   Any and all Options and SARs granted hereunder shall become immediately exercisable;

          (c)   The target payout opportunities attainable under all outstanding Awards of performance based Restricted Stock and performance based Restricted Stock Units, Performance Shares and Performance Units (including but not limited to Awards intended to be Performance Based Compensation) shall be deemed to have been fully earned based on measured performance as of the effective date of the Change of Control, and:

              (i)  The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control Termination, and shall be paid out to such Participant within 30 days following the effective date of the Change of Control Termination; and

             (ii)  Awards denominated in cash shall be paid to Participants in cash within 30 days following the effective date of the Change of Control Termination;

          (d)   Upon a Change of Control Termination, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately cause all other Stock Based Awards to vest and be paid out as determined by the Committee; and

          (e)   The Committee shall have the discretion to unilaterally determine that all outstanding Awards shall be cancelled upon a Change of Control Termination, and that the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreements, shall be paid out in cash in an amount determined by the Committee, in accordance with the terms of the Plan and the Award Agreements, within a reasonable time subsequent to the Change of Control Termination; provided, however, that no such payment shall be made on account of an ISO using a value higher than the FMV of the underlying Shares on the date of settlement.

        In the event that the existence of the foregoing provisions, even if a Change of Control and a Change of Control Termination do not occur, would result in an Award to a Covered Employee designed to qualify as Performance Based Compensation to not so qualify, the Committee shall have the discretion to adopt for such Award such provisions as shall satisfy the requirements of Section 162(m) of the Code.

        13.3    Alternative Awards.    Notwithstanding Sections 13.1 and 13.2, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an Award, cash settlement, or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control, that such Award shall be honored or assumed, or new rights substituted therefor (with such honored, assumed or substituted Award hereinafter referred to as an "Alternative Award") by any successor to the Company or an Affiliate as described in Article XVII; provided, however, that any such Alternative Award must:

          (a)   Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within 60 days after the Change of Control;

          (b)   Provide such Participant with rights and entitlements substantially equivalent to or more favorable than the rights, terms, and conditions applicable under such Award, including, but not limited to, an identical or more favorable exercise or vesting schedule and identical or more favorable timing and methods of payment; and

          (c)   Have substantially equivalent economic value to such Award (determined at the time of the Change of Control).

ARTICLE XIV
AMENDMENT AND TERMINATION OF THE PLAN

        14.1    Amendment, Modification, Suspension, and Termination.    The Committee or the Board may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan in whole or in part; provided, however, that:

          (a)   Consistent with the provisions of Section 4.2 and except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Options or the Grant Price of outstanding SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Option Price or Grant Price that is less than the Option Price or Grant Price of the original Options or SARs without stockholder approval.

          (b)   No amendment or modification which would increase the total number of Shares available for issuance under the Plan or the total number of shares available for ISOs under the Plan shall be effective unless approved by the stockholders of the Company.

          (c)   To the extent necessary under any applicable law, regulation, or securities exchange or market requirement, no amendment or modification shall be effective unless approved by the stockholders of the Company in accordance with the applicable law, regulation, or securities exchange or market requirement.

        14.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria provided in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company, or in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Awards and the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants under the Plan. To the extent such adjustments affect Awards to Covered Employees intended to be Performance Based Compensation, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

        14.3    No Impairment of Outstanding Awards.    Notwithstanding any other provision of the Plan to the contrary, no amendment, modification, suspension or termination of the Plan shall in any manner adversely affect in any material way any outstanding Award previously granted under the Plan without the written consent of the Participant holding such Award.

ARTICLE XV
SECURITIES REGISTRATION

        15.1    Securities Registration.    In the event that the Company shall deem it necessary or desirable to register under the Securities Act, or any other applicable statute, any Awards or any Shares with respect to which an Award may be or shall have been granted, or to qualify any such Awards or Shares under the Securities Act or any other statute, then the affected Participants shall cooperate with the

Company and take such action as is necessary to permit registration or qualification of such Awards or Shares.

        15.2    Representations.    Unless the Company determines that the following representation is unnecessary, each person receiving an Award under the Plan may be required by the Company, as a condition to the issuance of Shares pursuant to the Award, to make a representation in writing that (i) he or she is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof within the meaning of the Securities Act, and (ii) before any transfer in connection with the resale of such Shares, an exemption from registration of such transaction under the Securities Act shall be established to the satisfaction of the Company. The Company may also require that the certificates representing such Shares contain restrictive legends reflecting the foregoing.

ARTICLE XVI
TAX WITHHOLDING

        In connection with Awards granted under the Plan, the Company and any Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any Affiliate, amounts sufficient to satisfy any federal, state and local withholding tax requirements with respect to any taxable event as a result of the Plan and Awards granted under the Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making other arrangements, in either case on such conditions as the Committee specifies. The Company may in its discretion make loans to Participants of funds sufficient to satisfy any such withholding tax requirements, provided that any such loan shall comply with all applicable laws, rules and regulations and no such loan shall be made to a Director or executive officer of the Company in violation of Section 13(k) of the Exchange Act, as adopted pursuant to Section 402 of the Sarbanes-Oxley Act of 2002. The Company and any Affiliate shall have the right to require that any recipient or permitted transferee of an Award under the Plan who is not an Employee shall be responsible for the payment of all amounts required to satisfy all federal, state, and local withholding taxes applicable to such persons with respect to such Award.

ARTICLE XVII
SUCCESSORS

        Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

ARTICLE XVIII
INDEMNIFICATION

        To the extent permitted by law, each person who is or shall have been a member of the Board or the Committee, or an officer or employee who assists in administering the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of judgment in any such action, suit or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law or otherwise, or any power that the Company or an Affiliate may have to indemnify them or hold them harmless.

ARTICLE XIX
GENERAL PROVISIONS

        19.1    Forfeiture Events.    Without limiting in any way the generality of the Committee's power to specify any terms and conditions of an Award consistent with law, the Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but not be limited to, failure to accept the terms of the Award Agreement, termination of employment under certain or all circumstances, violation of material Company and Affiliate policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection or other agreements that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or Affiliates.

        19.2    Legend.    The certificates for Shares issued under the Plan may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

        19.3    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

          (a)   Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

          (b)   Completion of any registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental body that the Company determines to be necessary or advisable, and the listing or approval for trading of such Shares on any applicable securities exchange or market.

        19.4    Uncertificated Shares.    Where the Plan provides for the issuance of stock certificates to evidence the issuance or transfer of Shares, such Shares may be evidenced on an uncertificated basis to the extent not prohibited by applicable law or stock exchange rules.

        19.5    Unfunded Plan.    Participants shall have no right, title or interest whatsoever in or to any investments that the Company or an Affiliate may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary, legal representative or any other person. Awards shall be general unsecured obligations of the Company, except that if an Affiliate executes an Award Agreement instead of the Company, the Award shall be a general unsecured obligation of the Affiliate and not an obligation of the Company. To the extent that any individual acquires a right to receive payments from the Company or an Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as applicable. All payments to be made hereunder shall be paid from the general funds of the Company or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

        19.6    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement. In the event that any fractional Shares would otherwise result from the application of the terms of an Award, the Company shall instead pay cash in lieu of fractional Shares on such basis as the Committee may determine in its discretion.

        19.7    Other Compensation and Benefit Plans.    Nothing in this Plan shall be construed to limit the right of the Company or an Affiliate to establish other compensation or benefit plans, programs, policies or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant's rights under any such other plan, policy, program or arrangement.

        19.8    No Constraint on Corporate Action.    Nothing in this Plan shall be construed to (i) limit, impair or otherwise affect the Company's or an Affiliate's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

        19.9    Severability.    In the event that any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity thereof shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        19.10    Requirements of Law.    The granting of Awards and the issuance of Shares pursuant to an Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges or markets as may be required. The Company or an Affiliate shall receive the consideration required by law for the issuance of Awards under the Plan. The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company or Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        19.11    Governing Law.    The Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado, excluding any conflicts or choice of law principles which might otherwise result in construction or interpretation of the Plan or an Award Agreement under the substantive law of another jurisdiction.

ARTICLE XX
SECTION 409A OF THE CODE

        This Plan is intended in all respects to comply with the provisions of Section 409A of the Code and the Company shall interpret and administer the Plan in a manner consistent with Section 409A of the Code. In accordance with Prop. Reg. §1.409A-3(h)(2)(vi) (or any subsequent corresponding provision of law), should there be a final determination that this Plan fails to meet the requirements of Section 409A and the regulations thereunder with respect to any Participant, the Company may distribute to the Participant an amount not to exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A and the regulations.

        Notwithstanding any other provision of this Plan to the contrary, in the event that any compensation pursuant to the other provisions of this Plan would result in the imposition on a Participant of any additional taxes or interest pursuant to the provisions of Section 409A of the Code and any temporary or final Treasury Regulations or Internal Revenue Service guidance thereunder, the timing of the payment or settlement of such compensation shall be appropriately and equitably adjusted, together with any appropriate and equitable adjustments to reflect the time value of money, in order that such Participant may receive substantially the same economic benefits as provided under this Plan and in compliance with Section 409A of the Code and without the imposition on such Participant of any additional taxes or interest thereunder.

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        This Equity Incentive Compensation Plan, as amended and restated, was adopted by the Board of Directors of St. Mary Land & Exploration Company on March 26, 2009.

ST. MARY LAND & EXPLORATION COMPANY
By:	/s/ ANTHONY J. BEST Anthony J. Best President and Chief Executive Officer

<STOCK#> 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 NNNNNNN 0 2 1 5 9 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0119XB 1 U PX + Annual Meeting Proxy Card + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 3. Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. For Against Abstain 1. The Nominating and Corporate Governance Committee of the Board of Directors has nominated the below seven persons to stand for election as directors. As of the date of the accompanying proxy statement, no one has been nominated to serve as director other than the nominees listed below. 01 - Barbara M. Baumann 02 - Anthony J. Best 03 - Larry W. Bickle 04 - William J. Gardiner 05 - Julio M. Quintana 06 - John M. Seidl 07 - William D. Sullivan 2. The proposal to approve the 2009 Amendments to the Equity Incentive Compensation Plan. For Against Abstain 3. The proposal to ratify the appointment of Deloitte & Touche LLP by the Audit Committee as the Company’s independent registered public accounting firm for 2009. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. B Non-Voting Items Change of Address — Please print new address below. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 20, 2009. Vote by Internet • Log on to the Internet and go to www.investorvote.com/SM • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Proxy — St. Mary Land & Exploration Company 1776 Lincoln Street, Suite 700 Denver, Colorado 80203 This proxy is solicited on Behalf of the Board of Directors For the Annual Meeting of Stockholders on May 20, 2009. The undersigned hereby appoints Anthony J. Best and C. Mark Brannum, or either of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of St. Mary Land & Exploration Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 20, 2009, and at any reconvened meeting after any adjustment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted “For” all director nominees listed on this proxy, the approval of the 2009 Amendments to the Equity Incentive Compensation Plan, and the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as St. Mary Land & Exploration Company’s independent public accounting firm for 2009. This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, St. Mary Land & Exploration Company’s management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of St. Mary Land & Exploration Company’s management. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]